                                                                EXHIBIT 2(5)
GORDON & SILVER, LTD.
GERALD M. GORDON, ESQ.
Nevada Bar No. 229
THOMAS H. FELL, ESQ.
Nevada Bar No.  3717
3800 Howard Hughes Parkway
14th Floor
Las Vegas, Nevada 89109
Tel:   (702) 796-5555

Counsel to STRATOSPHERE CORPORATION
and STRATOSPHERE GAMING CORP.,
Debtors-In-Possession


                      IN THE UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF NEVADA
In re:                           )
                                 )              In Proceedings Under Chapter 11
STRATOSPHERE CORPORATION,        )
 a Delaware corporation,         )              CASE NO. 97-20554 GWZ
                                 )
         Debtor.                 )              (Joint Administration Only)
_________________________________)
In re:                           )
                                 )              CASE NO. 97-20555 GWZ
STRATOSPHERE GAMING CORP.,       )
 a Nevada corporation,           )
                                 )              Date:  5/15/98
         Debtor.                 )              Time:  9:30 a.m.
_________________________________)


             DEBTORS' RESTATED SECOND AMENDED PLAN OF REORGANIZATION
                             DATED FEBRUARY 26, 1998








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                                TABLE OF CONTENTS


1.  DEFINITIONS, RULES OF INTERPRETATION AND COMPUTATION OF TIME.............7
    1.1. DEFINITIONS.........................................................7
         1.1.1.   ADMINISTRATIVE CLAIM.......................................7
         1.1.2.   ADMINISTRATIVE CLAIM BAR DATE..............................8
         1.1.3.   AFFILIATE..................................................8
         1.1.4.   ALLOWED CLAIM..............................................8
         1.1.5.   ALTERNATIVE TRANSACTIONS PROPOSAL..........................8
         1.1.6.   AMENDED CAPITAL LEASE AGREEMENT............................8
         1.1.7.   AMENDED HELLER CAPITAL LEASE...............................9
         1.1.8.   AMENDED PARTICIPATION AGREEMENT............................9
         1.1.9.   AMERICAN REAL ESTATE PARTNERS, L.P.........................9
         1.1.10.  APPROVED NOTEHOLDERS.......................................9
         1.1.11.  AVOIDANCE ACTIONS..........................................9
         1.1.12.  BALLOT.....................................................9
         1.1.13.  BANKRUPTCY CODE............................................9
         1.1.14.  BANKRUPTCY COURT...........................................9
         1.1.15.  BANKRUPTCY RULES...........................................9
         1.1.16.  BOARD OF DIRECTORS.........................................9
         1.1.17.  BAR DATE...................................................9
         1.1.18.  BUSINESS DAY ..... .......................................10
         1.1.19.  CAPITAL LEASE BANK GROUP .................................10
         1.1.20.  CAPITAL LEASE CLAIMS .....................................10
         1.1.21.  CASH......................................................10
         1.1.22.  CHAPTER 11 CASES .........................................10
         1.1.23.  CLAIM.... ................................................10
         1.1.24.  CLASS.... ................................................10
         1.1.25.  CONFIRMATION .............................................10
         1.1.26.  CONFIRMATION DATE ........................................11
         1.1.27.  CONFIRMATION HEARING......................................11
         1.1.28.  CONFIRMATION ORDER .......................................11
         1.1.29.  CONTINGENT CLAIM .........................................11
         1.1.30.  CREDITOR. ................................................11
         1.1.31.  CREDITORS' COMMITTEE .....................................11
         1.1.32.  CURE..... ................................................11
         1.1.33.  DEBT INSTRUMENT ..........................................11
         1.1.34.  DEBTORS.. ................................................11
         1.1.35.  DEBTORS-OWNED STANDBY EQUITY COMMITMENT CLAIMS ...........11
         1.1.36.  DISBURSING AGENT .........................................12
         1.1.37.  DISCLOSURE STATEMENT .....................................12
         1.1.38.  DISPUTED CLAIM ...........................................12
         1.1.39.  DISTRIBUTION DATE ........................................12
         1.1.40.  DISTRIBUTION RECORD DATE .................................12
         1.1.41.  EFFECTIVE DATE ...........................................12




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         1.1.42.  EFFECTIVE DATE CASH.......................................13
         1.1.43.  EQUITY INTEREST ..........................................13
         1.1.44.  EQUITY INTEREST - RELATED CLAIM ..........................13
         1.1.45.  ESTATE....................................................13
         1.1.46.  FINAL ORDER ..............................................13
         1.1.47.  FIRST SECURITY ...........................................13
         1.1.48.  GAMING AUTHORITIES .......................................13
         1.1.49.  GAMING BOARD .............................................13
         1.1.50.  GAMING COMMISSION ........................................13
         1.1.51.  GAMING CORP ..............................................13
         1.1.52.  GAMING CORP. COMMON STOCK ................................13
         1.1.53.  GENERAL UNSECURED CLAIM ..................................14
         1.1.54.  GRAND.....................................................14
         1.1.55.  GRAND SUBORDINATED CLAIM .................................14
         1.1.56.  HELLER....................................................14
         1.1.57.  HELLER CAPITAL LEASE .....................................14
         1.1.58.  HELLER CAPITAL LEASE CLAIMS ..............................14
         1.1.59.  HIGH RIVER LIMITED PARTNERSHIP ...........................14
         1.1.60.  INDENTURE TRUSTEE ........................................14
         1.1.61.  INTERIM MANAGEMENT AGREEMENT .............................14
         1.1.62.  INTERIM APPROVAL PERIOD ..................................15
         1.1.63.  IRS.......................................................15
         1.1.64.  LITIGATION CLAIMS ........................................15
         1.1.65.  LITIGATION LLC ...........................................15
         1.1.66.  LITIGATION LLC BOARD OF MANAGERS .........................15
         1.1.67.  LITIGATION LLC MEMBERS AGREEMENT .........................15
         1.1.68.  LITIGATION LLC SHARES.....................................15
         1.1.69.  MAJORITY ORIGINAL HOLDERS ................................15
         1.1.70.  NEW COMMON STOCK .........................................15
         1.1.71.  NEW COMMON STOCK REGISTRATION RIGHTS AGREEMENT. ..........16
         1.1.72.  NOTEHOLDERS COMMITTEE ....................................16
         1.1.73.  NOTEHOLDERS' LITIGATION CLAIMS ...........................16
         1.1.74.  NOTICE AND A HEARING .....................................16
         1.1.75.  OLD COMMON STOCK .........................................16
         1.1.76.  ORIGINAL CAPITAL LEASE AGREEMENT .........................16
         1.1.77.  ORIGINAL FIRST MORTGAGE INDENTURE ........................16
         1.1.78.  ORIGINAL FIRST MORTGAGE NOTES ............................16
         1.1.79.  ORIGINAL FIRST MORTGAGE SECURITY DOCUMENTS ...............16
         1.1.80.  ORIGINAL PARTICIPATION AGREEMENT .........................17
         1.1.81.  ORIGINAL SUBORDINATION AGREEMENT .........................17
         1.1.82.  ORIGINAL SUBSIDIARY GUARANTEE ............................17
         1.1.83.  PERSON ...................................................17
         1.1.84.  PETITION DATE ............................................17
         1.1.85.  PHASE II .................................................17
         1.1.86.  PLAN .....................................................17
         1.1.87.  PLAN DISTRIBUTED CASH ....................................17
         1.1.88.  PLAN SUPPLEMENT ..........................................17






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         1.1.89.  PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIM............18
         1.1.90.  PRIORITY BENEFIT PLAN CONTRIBUTION CLAIM .................18
         1.1.91.  PRIORITY CUSTOMER DEPOSITS CLAIM .........................18
         1.1.92.  PRIORITY TAX CLAIM .......................................18
         1.1.93.  PRIORITY WAGE CLAIM ......................................18
         1.1.94.  PROFESSIONAL FEE BAR DATE ................................18
         1.1.95.  PROFESSIONAL FEES ........................................18
         1.1.96.  PRO RATA. ................................................18
         1.1.97.  RECLAMATION CLAIMS .......................................18
         1.1.98.  REINSTATED OR REINSTATEMENT ..............................19
         1.1.99.  RELIABLE STEEL ADVERSARY ACTION ..........................19
         1.1.100. RELIABLE STEEL LIEN CLAIM ................................19
         1.1.101. REORGANIZED GAMING CORP ..................................19
         1.1.102. REORGANIZED GAMING CORP. ARTICLES ........................19
         1.1.103. REORGANIZED GAMING CORP. BY-LAWS .........................19
         1.1.104. REORGANIZED STRATOSPHERE .................................19
         1.1.105. REORGANIZED STRATOSPHERE ARTICLES ........................20
         1.1.106. REORGANIZED STRATOSPHERE BY-LAWS .........................20
         1.1.107. SCHEDULES ................................................20
         1.1.108. SEC ......................................................20
         1.1.109. SECURED CLAIM ............................................20
         1.1.110. SECURED TAX CLAIMS .......................................20
         1.1.111. SECURITIES ACT ...........................................20
         1.1.112. SKY HIGH. ................................................20
         1.1.113. STAND-BY EQUITY COMMITMENT ...............................20
         1.1.114. STATUTORY COMMITTEE ......................................20
         1.1.115. STOCKHOLDERS' AGREEMENT ..................................20
         1.1.116. STRATOSPHERE. ............................................20
         1.1.117. STUPAK ...................................................21
         1.1.118. SUBORDINATED CLAIM .......................................21
         1.1.119. TAXES ....................................................21
         1.1.120. VOTING RECORD DATE .......................................21
         1.1.121. UNAPPROVED NOTEHOLDERS ...................................21
    1.2. COMPUTATION OF TIME ...............................................21
    1.3. RULES OF INTERPRETATION ...........................................21


2.  TREATMENT OF UNCLASSIFIED CLAIMS .......................................22
    2.1. GENERAL ...........................................................22
    2.2. TREATMENT OF ADMINISTRATIVE CLAIMS ................................22
         2.2.1. GENERALLY...................................................22
         2.2.2. REQUESTS FOR PAYMENT .......................................22
    2.3. PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIMS....................22
    2.4. ALLOWED PRIORITY TAX CLAIMS .......................................23
    2.5. ALLOWED RECLAMATION CLAIMS ........................................23


3.  DESIGNATION OF CLASSES OF CLAIMS AND EQUITY INTERESTS...................23





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

    3.1.     SUMMARY OF CLASSIFICATION............................................24
    3.2.     SPECIFIC CLASSIFICATION .............................................24
             3.2.1.   CLASS 1 - PRIORITY WAGE CLAIMS..............................24
             3.2.2.   CLASS 2 - PRIORITY BENEFIT PLAN CONTRIBUTION CLAIMS ........25
             3.2.3.   CLASS 3 - PRIORITY CUSTOMER DEPOSIT CLAIMS .................25
             3.2.4.   CLASS 4 - SECURED TAX CLAIMS ...............................25
             3.2.5.   CLASS 5 - MISCELLANEOUS SECURED CLAIMS .....................25
             3.2.6.   CLASS 6 - ORIGINAL FIRST MORTGAGE NOTE CLAIMS ..............25
             3.2.7.   CLASS 7 - HELLER CAPITAL LEASE CLAIMS ......................25
             3.2.8.   CLASS 8 - CAPITAL LEASE CLAIMS .............................25
             3.2.9.   CLASS 9 - GENERAL UNSECURED CLAIMS .........................25
             3.2.10.  CLASS 10 - RELIABLE STEEL LIEN CLAIM .......................25
             3.2.11.  CLASS 11 - GAMING CORP. COMMON STOCK .......................25
             3.2.12.  CLASS 12 - EQUITY INTERESTS AND EQUITY INTEREST
                      RELATED CLAIMS............................................. 25


4.  DESIGNATION OF AND PROVISIONS FOR TREATMENT OF CLASSES OF
    CLAIMS NOT IMPAIRED BY THIS PLAN..............................................25
    4.1.     CLASS 1 - PRIORITY WAGE CLAIMS.......................................25
    4.2.     CLASS 2 - PRIORITY BENEFIT PLAN CONTRIBUTION CLAIMS .................26
    4.3.     CLASS 3 - PRIORITY CUSTOMER DEPOSIT CLAIMS ..........................26
    4.4.     CLASS 4 - SECURED TAX CLAIMS ........................................26
    4.5.     CLASS 5 - MISCELLANEOUS SECURED CLAIMS ..............................26
    4.6.     CLASS 11 - GAMING CORP. COMMON STOCK. ...............................27


5.  DESIGNATION OF AND PROVISIONS FOR TREATMENT OF CLASSES OF
    CLAIMS AND EQUITY INTERESTS IMPAIRED BY THIS PLAN.............................27
    5.1.     CLASS 6 - ORIGINAL FIRST MORTGAGE NOTES..............................27
             5.1.1.   DISTRIBUTIONS...............................................27
             5.1.2.   DISBURSING AGENT ...........................................28
             5.1.3.   SURRENDER OF SECURITIES OR DEBT INSTRUMENTS ................28
             5.1.4.   DISTRIBUTION RECORD DATE ...................................29
             5.1.5.   DELIVERY OF DISTRIBUTIONS ..................................29
             5.1.6.   FEES AND EXPENSES ..........................................30
             5.1.7.   SECTION 363 (K) RIGHT TO CREDIT BID ........................30
    5.2.     CLASS 7 - HELLER CAPITAL LEASE CLAIMS................................30
    5.3.     CLASS 8 - CAPITAL LEASE CLAIMS ......................................30
    5.4.     CLASS 9 - GENERAL UNSECURED CLAIMS ..................................31
    5.5.     CLASS 10 - RELIABLE STEEL LIEN CLAIM ................................31
    5.6.     CLASS 12 - EQUITY INTERESTS AND EQUITY INTERESTS RELATED
                        CLAIMS ...................................................31


6.  MEANS FOR IMPLEMENTATION OF PLAN..............................................31
    6.1.     NEW COMMON STOCK.....................................................31
    6.2.     CANCELLATION OF OLD COMMON STOCK ....................................31
    6.3.     SATISFACTION OF ORIGINAL FIRST MORTGAGE NOTES AND ORIGINAL FIRST
             MORTGAGE SECURITY DOCUMENTS .........................................32
             6.3.1. NO FRACTIONAL SHARES..........................................32



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    6.4.     INTERIM MANAGEMENT AGREEMENT...................................32
    6.5.     PHASE II ......................................................32
    6.6.     NEW CERTIFICATE OF INCORPORATION AND BYLAWS ...................33
    6.7.     NO CORPORATE ACTION REQUIRED ..................................33
    6.8.     DIRECTORS AND OFFICERS ........................................33
    6.9.     POST-EFFECTIVE DATE FINANCING .................................34
    6.10.    DUTIES OF INDENTURE TRUSTEE ...................................34


7.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES................................34
    7.1.     EXECUTORY CONTRACTS............................................34
    7.2.     UNEXPIRED LEASES ..............................................35
    7.3.     APPROVAL OF ASSUMPTION OR REJECTION ...........................35
    7.4.     CURE OF DEFAULTS ..............................................35
    7.5.     POST-PETITION DATE CONTRACTS AND LEASES .......................36
    7.6.     BAR DATE ......................................................36
    7.7.     INDEMNIFICATION OBLIGATIONS ...................................36


8.  LITIGATION LLC..........................................................36
    8.1.     PRESERVATION OF LITIGATION CLAIMS..............................36
    8.2.     ESTABLISHMENT OF LITIGATION LLC ...............................36
    8.3.     DISTRIBUTION OF LITIGATION LLC FUNDS ..........................37


9.  EFFECTIVE DATE TRANSACTIONS.............................................37

10. CONDITIONS PRECEDENT ...................................................37
    10.1.    CONDITIONS TO CONFIRMATION.....................................37
    10.2.    CONDITIONS TO EFFECTIVENESS ...................................38
    10.3.    WAIVER OF CONDITIONS ..........................................38


11. TITLE TO PROPERTY; DISCHARGE; INJUNCTION................................39
    11.1.    REVESTING OF ASSETS............................................39
    11.2.    DISCHARGE .....................................................39
    11.3.    INJUNCTION ....................................................39
    11.4.    EXCULPATION ...................................................40


12. RETENTION OF JURISDICTION...............................................40
    12.1.    JURISDICTION...................................................40

13. MODIFICATION AND AMENDMENT OF PLAN; ALTERNATIVE TRANSACTIONS............42
    13.1.    MODIFICATION AND AMENDMENT.....................................42
             13.1.1.  ALTERNATIVE TRANSACTIONS..............................42


14. MISCELLANEOUS...........................................................43
    14.1.    FILING OF OBJECTIONS TO CLAIMS.................................43





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    14.2.    RESOLUTION OF OBJECTIONS AFTER EFFECTIVE DATE; DISTRIBUTIONS...43
             14.2.1.  RESOLUTION OF OBJECTIONS..............................43
             14.2.2.  DISTRIBUTIONS.........................................43
    14.3.    EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; TIMING...........44
    14.4.    EXEMPTION FROM TRANSFER TAXES .................................44
    14.5.    REVOCATION OR WITHDRAWAL OF THIS PLAN .........................44
    14.6.    BINDING EFFECT ................................................44
    14.7.    GOVERNING LAW .................................................44
    14.8.    INTERCOMPANY CLAIMS ...........................................45
    14.9.    MODIFICATION OF PAYMENT TERMS .................................45
    14.10.   PROVIDING FOR CLAIMS PAYMENTS .................................45
    14.11.   SET OFFS ......................................................45
    14.12.   NOTICES .......................................................46
    14.13.   STATUTORY COMMITTEE ...........................................47
    14.14.   SEVERABILITY ..................................................47
    14.15.   WITHHOLDING AND REPORTING REQUIREMENTS ........................48
    14.16.   POST CONFIRMATION REPORTING ...................................48
    14.17.   CRAMDOWN. .....................................................48
    14.18.   QUARTERLY FEES TO THE UNITED STATES TRUSTEE. ..................48

















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         Stratosphere Corporation ("Stratosphere") and Stratosphere Gaming Corp.
("Gaming Corp."), the debtors and debtors-in-possession in the above-captioned Chapter 11 reorganization cases (collectively, the "Debtors") jointly propose this Restated Second Amended Plan of Reorganization ("Plan") for the resolution of the Debtors' outstanding Claims, Equity Interests and Gaming Corp. Common Stock (as these terms are defined herein). All creditors and other parties-in-interest should refer to the Disclosure Statement (as this term is defined herein) for a discussion of the Debtors' history, business, properties, results of operations and financial projections for future operations and for a summary and analysis of this Plan and certain related matters.

         ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS ARE ENCOURAGED TO READ THIS PLAN, THE DISCLOSURE STATEMENT AND THE RELATED SOLICITATION MATERIALS IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

         Subject to the restrictions on modifications set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in Article 13 to this Plan, the Debtors expressly reserve the right to alter, amend, strike, withdraw or modify this Plan, one or more times before its substantial consummation.

1.       DEFINITIONS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

         1.1. DEFINITIONS. For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in this Article 1. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular, the masculine gender shall include the feminine, and the feminine gender shall include the masculine. As used in this Plan, the following terms shall have the meanings specified below:

                  1.1.1. ADMINISTRATIVE CLAIM. A Claim for any cost or expense of administration of the Chapter 11 Cases allowed under Sections 503(b), 507(b) or 546(c)(2) of the Bankruptcy Code and entitled to priority under
                           Section 507(a)(1) of the Bankruptcy Code, including, but not limited to: (i) fees payable pursuant to
                           Section 1930 of Title 28 of the United States Code;
                           (ii) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Cases; and (iii) all Professional Fees approved by the Bankruptcy Court pursuant to interim and final allowances. To the extent that a Claim is allowed as an Administrative Claim pursuant to
                           Section 365(d)(3) of the Bankruptcy Code, such Claim shall also be deemed an "Administrative Claim" under this section.


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                  1.1.2.   ADMINISTRATIVE CLAIM BAR DATE. The date or dates
                           established by the Bankruptcy Court for the filing of Administrative Claims, excepting therefrom Claims for Professional Fees and Preserved Ordinary Course Administrative Claims.

                  1.1.3. AFFILIATE. This term will refer to and mean with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and, with respect to any specified natural Person, any other Person having a relationship by blood, marriage or adoption not more remote than first cousins with such natural Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  1.1.4. ALLOWED CLAIM. Any Claim, or any portion thereof, against the Debtors: (i) proof of which, requests for payment of which, or application for allowance of which, was filed or deemed to be filed on or before the Bar Date, Administrative Claim Bar Date or the Professional Fee Bar Date, as the case may be, for filing proofs of Claim or requests for payment for Claims of such type against the Debtors; (ii) if no proof of Claim is filed, which has been or hereafter is listed by the Debtors in the Schedules as liquidated in amount and not disputed or contingent; or (iii) that is allowed in any contract, instrument, indenture or other agreement entered into in connection with this Plan and, in any case, a Claim as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court. The term "Allowed," when used to modify a reference in this Plan to any Claim or Class of Claims, shall mean a Claim (or any Claim in any such Class) that is so allowed, e.g. an "Allowed Secured Claim" is a Claim that has been allowed to the extent of the value, as determined by the Bankruptcy Court pursuant to
                           Section 506(a) of the Bankruptcy Code, of any interest in property of the Estate of the Debtors securing such Claim.

                  1.1.5. ALTERNATIVE TRANSACTION PROPOSAL. A written restructuring proposal that is received by the Debtors prior to the Confirmation Hearing as an alternative to this Plan.

                  1.1.6. AMENDED CAPITAL LEASE AGREEMENT. The Amended and Restated Lease Agreement to be entered into on the Effective Date by Reorganized Gaming Corp. and First Security, which is one of the documents pursuant to which the Capital Lease Claims will be restructured. The Amended Capital Lease Agreement shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.






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                  1.1.7.   AMENDED HELLER CAPITAL LEASE. The Amended and
                           Restated Lease Agreement Intended As Security Agreement to be entered into on the Effective Date by Reorganized Gaming Corp. and Heller, pursuant to which the Heller Capital Lease Claims will be restructured. The Amended Heller Capital Lease shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

                  1.1.8. AMENDED PARTICIPATION AGREEMENT. The Amended and Restated Participation Agreement to be entered into on the Effective Date by Reorganized Stratosphere, Reorganized Gaming Corp., First Security, and the Capital Lease Bank Group, which is one of the documents pursuant to which the Capital Lease Bank Claims will be restructured. The Amended Participation Agreement shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

                  1.1.9. AMERICAN REAL ESTATE PARTNERS, L.P. American Real Estate Partners, L.P., a Delaware limited partnership, and its successors and assigns.

                  1.1.10. APPROVED NOTEHOLDERS. Majority Original Holders of Allowed Original First Mortgage Notes Claims who have received the requisite approval of the Gaming Authorities to own a Pro Rata share of the New Common Stock issued under this Plan.

                  1.1.11. AVOIDANCE ACTIONS. This term refers to and means all actions preserved for the Estates set forth in Sections 510, 542, 543, 544, 545, 547, 548, 549 and
                           550 of the Bankruptcy Code.

                  1.1.12. BALLOT. The form of ballot or ballots that will be distributed with the Disclosure Statement to holders of Claims entitled to vote under this Plan in connection with solicitation of acceptances of this Plan.

                  1.1.13. BANKRUPTCY CODE. The Bankruptcy Reform Act of 1978, Title 11, United States Code, as applicable to the Chapter 11 Cases, as now in effect or hereafter amended, 11 U.S.C. Sections 101 et seq.

                  1.1.14. BANKRUPTCY COURT. The Bankruptcy Court of the United States District Court for the District of Nevada or such other court as may have jurisdiction over the Chapter 11 Cases.

                  1.1.15. BANKRUPTCY RULES. Collectively, the Federal Rules of Bankruptcy Procedure, the local rules of the Bankruptcy Court and the Federal Rules of Civil Procedure, as applicable to the Chapter 11 Cases, as now in effect or hereinafter amended.

                  1.1.16. BOARD OF DIRECTORS. This term refers to and means the duly constituted and acting directors of Stratosphere.

                  1.1.17. BAR DATE. The date or dates established by the Bankruptcy Court for






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                           the filing of proofs of Claim for all Creditors,
                           including the holders of Reclamation Claims, if any, excepting therefrom, Administrative Claims, Preserved Ordinary Course Administrative Claims, and Claims for Professional Fees.

                  1.1.18. BUSINESS DAY. Any day other than a Saturday, Sunday or other day on which commercial banks in Clark County, Nevada are authorized or required by law to close.

                  1.1.19. CAPITAL LEASE BANK GROUP. Collectively, Bank of Scotland, Wells Fargo Bank, National Association (successor by merger to First Interstate Bank of Nevada), Societe Generale, Credit Lyonnais (Los Angeles Branch), BA Leasing and Capital Corporation, First Security, The CIT Group/Equipment Financing, Inc., United States National Bank of Oregon, The First National Bank of Boston, Imperial Bank, and Trustmark National Bank and their respective successors and assigns.

                  1.1.20. CAPITAL LEASE CLAIMS. Any and all indebtedness of the Debtors to First Security and the Capital Lease Bank Group arising out of or evidenced by: (i) the Original Participation Agreement; (ii) the Original Capital Lease Agreement; (iii) that certain Loan Agreement dated as of April 29, 1996; (iv) that certain Standstill and Amendment Agreement dated as of October 31, 1996; and (v) any and all loan and security documents, including, but not limited to, Debt Instruments, evidencing, securing, or relating in any way to such Capital Lease Claims.

                  1.1.21. CASH. Currency, checks, negotiable instruments and wire transfers of immediately available funds.

                  1.1.22. CHAPTER 11 CASES. The cases under Chapter 11 of the Bankruptcy Code in which Stratosphere and Gaming Corp. are the debtors and debtors-in-possession pending before the Bankruptcy Court, including all adversary proceedings pending in connection therewith.

                  1.1.23. CLAIM. Any right to payment from the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured arising at any time before the Effective Date or relating to any event that occurred before the Effective Date; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  1.1.24. CLASS. A category of holders of Claims, Equity Interests or Gaming Corp. Common Stock as classified in this Plan.

                  1.1.25. CONFIRMATION. The entry by the Bankruptcy Court of the Confirmation

                           Order.

                  1.1.26. CONFIRMATION DATE. The date upon which the Bankruptcy Court enters the Confirmation Order confirming this Plan.

                  1.1.27. CONFIRMATION HEARING. The duly noticed hearing held by the Bankruptcy Court on confirmation of this Plan pursuant to Section 1128 of the Bankruptcy Code. The Confirmation Hearing may be adjourned by the Bankruptcy Court from time to time without further notice other than the announcement of the adjourned date at the Confirmation Hearing.

                  1.1.28. CONFIRMATION ORDER. The order entered by the Bankruptcy Court confirming this Plan.

                  1.1.29. CONTINGENT CLAIM. A Claim which is either contingent, unmatured or unliquidated on or immediately before the Confirmation Date.

                  1.1.30. CREDITOR. Any holder of a Claim, whether or not such Claim is an Allowed Claim, encompassed within the statutory definition set forth in Section 101(a)(10) of the Bankruptcy Code.

                  1.1.31. CREDITORS' COMMITTEE. Any Official Committee of General Unsecured Creditors appointed by the United States Trustee in the Chapter 11 Cases pursuant to
                           Section 1102(a)(1) of the Bankruptcy Code.

                  1.1.32. CURE. The distribution on the Effective Date or as soon thereafter as practicable of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to Section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

                  1.1.33. DEBT INSTRUMENT. A debenture, bond, promissory note, note or other transferable instrument or document evidencing any payment obligation.

                  1.1.34. DEBTORS. Collectively, Stratosphere and Gaming Corp., as the debtors-in-possession in the Chapter 11 Cases, pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

                  1.1.35. DEBTORS-OWNED STANDBY EQUITY COMMITMENT CLAIMS The litigation (including any appeals) commenced by the Motion of the Official Committee of Noteholders for
                           (1) Standing to Request Assumption on Behalf of Debtors' Estate of Standby Equity Commitment with Grand Casinos, Inc. and (2) an Order Authorizing Such Assumption Pursuant to Section 365 of the Bankruptcy Code and any other claims of the Estates against Grand with respect to the Standby Equity Commitment.

                  1.1.36. DISBURSING AGENT. Reorganized Stratosphere or such other Person as may be retained by the Reorganized Stratosphere and approved by the Bankruptcy Court, to hold and distribute certain consideration to the holders of Unclassified Claims and Allowed Claims in Classes 1, 2, 3, 4, 5, 7, 8, 9 and 10 of this Plan. With respect to distributions of New Common Stock to the holders of Original First Mortgage Notes as part of Class 6, the Indenture Trustee shall be the Disbursing Agent.

                  1.1.37. DISCLOSURE STATEMENT. The written disclosure statement that relates to this Plan, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

                  1.1.38. DISPUTED CLAIM. A Claim which is: (i) subject to timely objection interposed by the Debtors or any party in interest entitled to file and prosecute such objection in the Chapter 11 Cases, if at such time such objection remains unresolved; (ii) a Claim that is listed by the Debtors as disputed, unliquidated or contingent in the Schedules; or (iii) if no objection has been timely filed, a Claim which has been asserted in a timely filed proof of Claim in an amount greater than or in a Class different than that listed by the Debtors in the Schedules as liquidated in amount and not disputed or contingent; provided, however, that the Bankruptcy Court may estimate a Disputed Claim for purposes of allowance pursuant to
                           Section 502(c) of the Bankruptcy Code. The term "Disputed", when used to modify a reference in this Plan to any Claim or Class of Claims, shall mean a Claim (or any Claim in such Class) that is a Disputed Claim as defined herein. In the event there is a dispute as to classification or priority of a Claim, it shall be considered a Disputed Claim in its entirety. Until such time as a Contingent Claim becomes fixed and absolute, such Claim shall be treated as a Disputed Claim and not an Allowed Claim for purposes related to allocations and distributions under this Plan.

                  1.1.39. DISTRIBUTION DATE. The date, occurring as soon as practicable after the Effective Date, upon which distributions are made to holders of Allowed Claims under this Plan.

                  1.1.40. DISTRIBUTION RECORD DATE. The date or dates established by the Bankruptcy Court, which shall be the Record Date or Dates for determining the holders of the Original First Mortgage Notes entitled to receive distributions under this Plan in Class 6 and Class 9.

                  1.1.41. EFFECTIVE DATE. The last to occur of: (i) the first Business Day that is at least eleven (11) days after the Confirmation Date and on which no stay of the Confirmation Order is in effect and (ii) the Business Day on which all of the conditions set forth in
                           Article 12 to this Plan have been satisfied or waived.

                  1.1.42. EFFECTIVE DATE CASH. All Cash of the Debtors on the Effective Date prior to distribution or reservation of any amounts under this Plan.

                  1.1.43. EQUITY INTEREST. Any interest in Stratosphere, including Old Common Stock, represented by any class or series of common or preferred stock issued by Stratosphere prior to the Effective Date and any warrants, options, redemption rights, dividend rights, liquidation preferences or rights to purchase any such common or preferred stock.

                  1.1.44. EQUITY INTEREST - RELATED CLAIM. Any Claim arising from the rescission of a purchase or sale of an Equity Interest, or for damages arising from the purchase or sale of an Equity Interest, or any Claim by any Person that asserts equitable or contractual rights of reimbursement, contribution or indemnification arising from such Claim.

                  1.1.45. ESTATE. Collectively, the estates created for the Debtors in the Chapter 11 Cases, pursuant to Section 541 of the Bankruptcy Code.

                  1.1.46. FINAL ORDER. An order or judgment which has not been reversed, stayed, modified or amended and is no longer subject to appeal, certiorari proceeding or other proceeding for review or rehearing, and as to which no appeal, certiorari proceeding, or other proceeding for review or rehearing shall then be pending.

                  1.1.47. FIRST SECURITY. First Security Trust Company of Nevada, and its successors and assigns.

                  1.1.48. GAMING AUTHORITIES. Collectively, the Gaming Board, the Gaming Commission, and any other regulatory agency having the authority to regulate the gaming activities of the Debtors.

                  1.1.49. GAMING BOARD. The State of Nevada Gaming Control Board established pursuant to Nev. Rev. Stat
                           Section 463.010, et seq., as amended from time to time.

                  1.1.50. GAMING COMMISSION. The State of Nevada Gaming Commission established pursuant to Nev. Rev. Stat.
                           Section 463.010, et seq., as amended from time to time.

                  1.1.51. GAMING CORP. Stratosphere Gaming Corp., a Nevada corporation, one of the debtors and debtors-in-possession in the Chapter 11 Cases pending before the Bankruptcy Court.

                  1.1.52. GAMING CORP. COMMON STOCK. All of the common stock issued by Gaming Corp. and held by Stratosphere, including, if applicable, any warrants, options, or rights to purchase any such common stock.

                  1.1.53. GENERAL UNSECURED CLAIM. A Claim that is not secured by a charge against or interest in property in which the Debtors' Estate has an interest and not an Administrative Claim, Priority Tax Claim, Reclamation Claim, Priority Wage Claim, Priority Customer Deposit Claim or Equity Interest- Related Claim.

                  1.1.54. GRAND. Grand Casinos, Inc., a Minnesota corporation, and Affiliates (other than Debtors and their subsidiaries).

                  1.1.55. GRAND SUBORDINATED CLAIM. Any and all indebtedness of Stratosphere and Gaming Corp. to Grand, including but not limited to, that indebtedness arising out of or evidenced by: (i) that certain Notes Completion Guarantee in the original amount of $50,000,000, dated as of March 9, 1995; (ii) that certain Completion Guarantor Subordination Agreement dated as of March 9, 1995; (iii) any and all subordinated notes issued to Grand by Stratosphere from time to time; and (iv) any other loan and security documents, including, but not limited to Debt Instruments, evidencing, securing, or relating to such obligations and Claims. In accordance with the Original Subordination Agreement, the Grand Subordinated Claim is owned by the Indenture Trustee for the benefit of the holders of Original First Mortgage Notes.

                  1.1.56. HELLER. Heller Financial Group, Inc., a Delaware corporation.

                  1.1.57. HELLER CAPITAL LEASE. The Lease Intended As Security dated as of June 28, 1996 between Gaming Corp. and Heller.

                  1.1.58. HELLER CAPITAL LEASE CLAIMS. Any and all indebtedness of the Debtors to Heller arising out of or evidenced by: (i) the Heller Capital Lease; and (ii) any and all loan and security documents, including, but not limited to Debt Instruments, evidencing, securing, or relating in any way to such Heller Capital Lease.

                  1.1.59. HIGH RIVER LIMITED PARTNERSHIP. High River Limited Partnership, a Delaware limited partnership, and its successors and assigns.

                  1.1.60. INDENTURE TRUSTEE. IBJ Schroder Bank and Trust Company, as Successor Trustee to American National Bank Association, or such other successor trustee under the Original First Mortgage Indenture.

                  1.1.61. INTERIM MANAGEMENT AGREEMENT. The management agreement which (subject to requisite Gaming Authority approvals) may be entered into prior to the Confirmation Date by Stratosphere and Gaming Corp. and an entity to be named by Stratosphere with each of the Majority Original Holders' assistance and consent pursuant to which the day-to-day operations of Debtors shall be managed until the Effective Date. The Interim Management Agreement shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

                  1.1.62. INTERIM APPROVAL PERIOD. Any period of time from and after the Effective Date when one, but not all, of the Majority Original Holders is an Approved Noteholder and has received its distribution of New Common Stock under this Plan, until such date as all Majority Original Holders become Approved Noteholders and receive their distribution of New Common Stock under this Plan.

                  1.1.63.  IRS. The Internal Revenue Service.

                  1.1.64. LITIGATION CLAIMS. All rights, claims, torts, liens, liabilities, obligations, actions, causes of action, Avoidance Actions, avoiding powers, proceedings, debts, contracts, judgments, damages and demands whatsoever in law or in equity, whether known or unknown, contingent or otherwise, that the Debtors or the Estate may have against any Person, including but not limited to, those listed on Exhibit "1" to this Plan and the Debtors-Owned Standby Equity Commitment Claims. Failure to list a Litigation Claim on Exhibit 1 to this Plan, shall not constitute a waiver or release by the Debtors, Reorganized Stratosphere, Reorganized Gaming Corp. of such Litigation Claim.

                  1.1.65. LITIGATION LLC. The Litigation LLC created pursuant to this Plan and the Litigation LLC Members Agreement for the purpose of pursuing the Noteholders' Litigation Claims, the Litigation Claims (including the Debtors-Owned Standby Equity Commitment Claims) and paying all related expenses and for holding, liquidating and distributing the assets of the Litigation LLC pursuant to the Litigation LLC Members Agreement with no objective to engage in the conduct of a trade or business.

                  1.1.66. LITIGATION LLC BOARD OF MANAGERS. Three (3) individuals who shall administer the Litigation LLC pursuant to the terms of the Litigation LLC Members Agreement.

                  1.1.67. LITIGATION LLC MEMBERS AGREEMENT. The Agreement substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement evidencing the Litigation LLC.

                  1.1.68. LITIGATION LLC SHARES. The Class A membership units issued pursuant to this Plan and the Litigation LLC Members Agreement evidencing the right to receive a Pro Rata distribution from the Litigation LLC, pursuant to the terms and conditions set forth in the Litigation LLC Members Agreement which units shall be freely transferable.

                  1.1.69. MAJORITY ORIGINAL HOLDERS. As of the date of the filing of the Plan High River Limited Partnership, American Real Estate Partners, L.P and Sky High.

                  1.1.70. NEW COMMON STOCK. The authorized shares of common stock of Reorganized Stratosphere, par value of $.01 per share.

                  1.1.71. NEW COMMON STOCK REGISTRATION RIGHTS AGREEMENT. The agreement to be entered into on the Effective Date by Reorganized Stratosphere and any holder of an Allowed Original First Mortgage Notes Claim that will receive more than ten percent (10%) of the New Common Stock issued under this Plan upon receipt of requisite approval from the Gaming Authorities. The New Common Stock Registration Rights Agreement shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

                  1.1.72. NOTEHOLDERS COMMITTEE. The committee appointed by the United States Trustee pursuant to Section 1102(a)(2) of the Bankruptcy Code comprised of certain holders of the Original First Mortgage Notes and the Indenture Trustee.

                  1.1.73. NOTEHOLDERS' LITIGATION CLAIMS. All claims and causes of action of the holders of Original First Mortgage Notes and the Indenture Trustee that are assigned to the Litigation LLC pursuant to Section 6.3 of this Plan.

                  1.1.74. NOTICE AND A HEARING. This phrase shall have the same meaning as provided for in Section 102(1) of the Bankruptcy Code.

                  1.1.75. OLD COMMON STOCK. The shares of common stock, $.01 par value, of Stratosphere issued and outstanding immediately prior to the Effective Date, and all options, warrants and similar rights, whether contractual or otherwise, to acquires such shares of common stock, and all shares or other securities convertible or otherwise exchangeable into such shares of common stock.

                  1.1.76. ORIGINAL CAPITAL LEASE AGREEMENT. The Lease Agreement, dated as of April 29, 1996, between Gaming Corp., as Lessee, and First Security, as Lessor.

                  1.1.77. ORIGINAL FIRST MORTGAGE INDENTURE. The Indenture dated as of March 9, 1995, among Stratosphere, Gaming Corp., and IBJ Schroder Bank and Trust Company, as Successor Trustee to American National Bank Association, pursuant to which the Original First Mortgage Notes were issued by Stratosphere.

                  1.1.78. ORIGINAL FIRST MORTGAGE NOTES. The 14-1/4% First Mortgage Notes due 2002 with Contingent Interest, in the original principal amount of $203,000,000, issued by Stratosphere under the Original First Mortgage Indenture.

                  1.1.79. ORIGINAL FIRST MORTGAGE SECURITY DOCUMENTS. The deed of trust, security agreement, financing statements and fixture filings dated as of March 9, 1995 and all other documents executed by Debtors pursuant to the Original First Mortgage Indenture to secure the obligations evidenced by the Original First Mortgage Notes.

                  1.1.80. ORIGINAL PARTICIPATION AGREEMENT Agreement dated as of April 29, 1996, among Stratosphere, Gaming Corp., First Security and the Capital Lease Bank Group.

                  1.1.81. ORIGINAL SUBORDINATION AGREEMENT. The Subordination Agreement dated as of March 9, 1995 between Grand and the Indenture Trustee.

                  1.1.82. ORIGINAL SUBSIDIARY GUARANTEE. The guarantee by Gaming Corp. of the obligations of Stratosphere under the Original First Mortgage Notes, which guarantee is set forth in Section 11.01 of the Original First Mortgage Notes Indenture.

                  1.1.83. PERSON. An individual, corporation, limited liability company, partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization or government, governmental unit or any subdivision thereof or any other entity.

                  1.1.84. PETITION DATE. The date (i.e., January 27, 1997) on which the Debtors filed their voluntary petitions commencing the Chapter 11 Cases.

                  1.1.85. PHASE II. Stratosphere's planned construction of additional facilities and improvements to existing facilities, at its resort complex located in Las Vegas, Nevada, consisting (subject to the final determination of Reorganized Stratosphere) of: (i) completion of construction of a new guest room tower of approximately 1,000 bays, including the acquisition of all necessary furniture, fixtures and equipment; (ii) completion of recreation and swimming pool facilities; (iii) landscape and hardscape at areas adjacent to the new guest tower, including facade upgrade of floors one through three; (iv) landscape and fencing at site of proposed aquarium building; (v) mechanical connection and piping from the existing Phase I central plant, (vi) renovation of existing resort facilities, including baggage storage, gift shop and gift kiosk remodel, Sister's Coffee Shop remodel, tower queue remodel, and porte cochere modifications; and (vii) other modifications as determined by Reorganized Stratosphere's board of directors.

                  1.1.86. PLAN. This Second Amended Plan of Reorganization, either in its present form or as it may be amended, supplemented or modified from time to time, including all exhibits and schedules annexed hereto or referenced herein and the Plan Supplement.

                  1.1.87. PLAN DISTRIBUTED CASH. The Cash to be paid pursuant to this Plan to the holders of Allowed Claims in all Classes and Allowed unclassified Claims hereunder.

                  1.1.88. PLAN SUPPLEMENT. The supplement filed with the Bankruptcy Court which contains additional exhibits to this Plan, as such exhibits may be subsequently amended, modified or supplemented. The Plan Supplement shall be a part of this Plan as if such exhibits were set forth more fully herein.

                  1.1.89. PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIM. Administrative Claims that are based on liabilities incurred by the Debtors in the purchase, lease or use of goods and services in the ordinary course of their business, including, but not limited to, Administrative Claims due on account of services provided to the Debtors after the Petition Date.

                  1.1.90. PRIORITY BENEFIT PLAN CONTRIBUTION CLAIM. Any Claim entitled to priority in payment under Section 507(a)(4) of the Bankruptcy Code.

                  1.1.91. PRIORITY CUSTOMER DEPOSITS CLAIM. Any Claim entitled to priority in payment under Section 507(a)(6) of the Bankruptcy Code.

                  1.1.92. PRIORITY TAX CLAIM. Any Claim entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.

                  1.1.93. PRIORITY WAGE CLAIM. Any Claim entitled to priority in payment under Section 507(a)(3) of the Bankruptcy Code.

                  1.1.94. PROFESSIONAL FEE BAR DATE. The date, as set by order of the Bankruptcy Court, on or before which applications for compensation or expense reimbursement, including Professional Fees receivable pursuant to Section 503(b), must be filed with the Bankruptcy Court, and served on Reorganized Stratosphere, Reorganized Gaming Corp. and their counsel.

                  1.1.95. PROFESSIONAL FEES. The Administrative Claims for compensation and reimbursement submitted pursuant to Sections 330, 331 or 503(b) of the Bankruptcy Code of
                           Persons: (i) employed pursuant to an order of the Bankruptcy Court under Sections 327 or 1103 of the Bankruptcy Code; or (ii) for whom compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b) of the Bankruptcy Code, including, but not limited to, reasonable professional fees and expenses incurred by the Indenture Trustee and counsel to the Indenture Trustee, that are not otherwise satisfied in accordance with other provisions of this Plan.

                  1.1.96. PRO RATA. The ratio of an Allowed Claim or Allowed Equity Interest in a particular class to the aggregate amount of all such Allowed Claims or Allowed Equity Interests in any such Class.

                  1.1.97. RECLAMATION CLAIMS. Any Claim against the Debtors by any Person arising out of the sale of goods to the Debtors, in the ordinary course of such Person's business, provided that such Person has otherwise satisfied the requirements of Section 546(c) of the Bankruptcy Code and the

                           Uniform Commercial Code, as applicable.

                  1.1.98.  REINSTATED OR REINSTATEMENT. These terms shall mean:
                           (i) leaving unaltered the legal, equitable and contractual rights of the holder of a Claim so as to leave such Claim unimpaired in accordance with
                           Section 1124 of the Bankruptcy Code; or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default: (a) Curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the holder of such Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required in order to accomplish Reinstatement.

                  1.1.99. RELIABLE STEEL ADVERSARY ACTION. The adversary action commenced by Reliable Steel, Inc. before the Bankruptcy Court, being Case No. 97-20554-GWZ to foreclose upon the Reliable Steel Lien Claim.

                  1.1.100. RELIABLE STEEL LIEN CLAIM. The Claim of Reliable
                           Steel, Inc. for $249,322.85 plus interest, attorneys fees and additional damages subject to the Second Amended Notice and Claim of Lien recorded on January 22, 1997 and the Notice of Lien recorded on August 22, 1996, both with the County Recorder of Clark County, Nevada

                  1.1.101. REORGANIZED GAMING CORP. Stratosphere Gaming Corp., a
                           Nevada corporation, on and after the Effective Date.

                  1.1.102. REORGANIZED GAMING CORP. ARTICLES. The Restated
                           Articles of Incorporation of Reorganized Gaming Corp., which shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

                  1.1.103. REORGANIZED GAMING CORP. BY-LAWS. The Restated
                           By-Laws of Reorganized Gaming Corp., which shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

                  1.1.104. REORGANIZED STRATOSPHERE. Stratosphere Corporation, a
                           Delaware
                           corporation, on and after the Effective Date.

                  1.1.105. REORGANIZED STRATOSPHERE ARTICLES. The Restated
                           Certificate of Incorporation of Reorganized
                           Stratosphere, which shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

                  1.1.106. REORGANIZED STRATOSPHERE BY-LAWS. The Restated
                           By-Laws of Reorganized Stratosphere, which shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

                  1.1.107. SCHEDULES. The schedules of assets and liabilities and any amendments thereto filed by the Debtors with the Bankruptcy Court in accordance with Section 521(1) of the Bankruptcy Code.

                  1.1.108. SEC. The United States Securities and Exchange
                           Commission.

                  1.1.109. SECURED CLAIM. A Claim that is secured by a lien
                           against property of the Estate to the extent of the value of any interest in property of the Estate securing such Claim or to the extent of the amount of such Claim subject to setoff in accordance with
                           Section 553 of the Bankruptcy Code, in either case as determined pursuant to Section 506(a) of the Bankruptcy Code.

                  1.1.110. SECURED TAX CLAIMS. The Claim of any state or local governmental unit which is secured by a lien against property owned by the Debtors by operation of applicable law, including, but not limited to, every such Claim for unpaid real and personal property taxes together with statutory interests.

                  1.1.111. SECURITIES ACT. The Securities Act of 1933, as
                           amended, and the regulations promulgated thereunder.

                  1.1.112. SKY HIGH. Sky High, L.L.C. (successor in interest to the Claims held by Grace Brothers, Ltd.) and its successors and assigns.

                  1.1.113. STANDBY EQUITY COMMITMENT. The Standby Equity
                           Commitment dated March 9, 1995, by and between Stratosphere and Grand.

                  1.1.114. STATUTORY COMMITTEE. Collectively, the Creditors
                           Committee, the Noteholders Committee (and any successor committee) and any other committee appointed pursuant to Section 1102 of the Bankruptcy Code.

                  1.1.115. STOCKHOLDERS' AGREEMENT. The agreement the Majority
                           Original Holders have agreed amongst themselves to be entered on the Effective Date which will determine certain matters with respect to the management and financing of Reorganized Stratosphere and Reorganized Gaming Corp. The Shareholders Agreement shall be substantially in the form filed with the Bankruptcy Court as part of the Plan Supplement.

                  1.1.116. STRATOSPHERE. Stratosphere Corporation, a Delaware
                           corporation, one
                           of the debtors and debtors-in-possession in the Chapter 11 Cases pending before the Bankruptcy Court.

                  1.1.117. STUPAK. Robert Stupak, individually, and Affiliates.

                  1.1.118. SUBORDINATED CLAIM. Any Claim or Equity Interest
                           subordinated, for purposes of distribution or otherwise, pursuant to Section 510 of the Bankruptcy Code.

                  1.1.119. TAXES. All income, gaming, franchise, excise, sales, use, employment, withholding, property, payroll or other taxes, assessments, or governmental charges, together with any interest, penalties, additions to tax, fines, and similar amounts relating thereto, imposed or collected by any federal, state, local or foreign governmental authority.

                  1.1.120. TERM SHEET. The term sheet executed by the Majority
                           Holders with respect to management and corporate governance of Reorganized Stratosphere and Reorganized Gaming Corp. A copy of the Term Sheet is filed with the Bankruptcy Court as part of the Plan Supplement. To the extent of inconsistencies between the Term Sheet and the Stockholders' Agreement, New Common Stock Registration Rights' Agreement, Litigation LLC Members Agreement, Reorganized Gaming Corp. Articles, Reorganized Gaming Corp. Bylaws, Reorganized Stratosphere Articles and Reorganized Stratosphere Bylaws, the latter documents shall prevail.

                  1.1.121. VOTING RECORD DATE. The date established by the
                           Bankruptcy Court for purposes of voting on this Plan by holders of Allowed Claims arising out of the Original First Mortgage Notes.

                  1.1.122. UNAPPROVED NOTEHOLDERS. Any A Majority Original
                           Holder of an Allowed Original First Mortgage Note Claim who, as the Effective Date, has not received the requisite approvals of the Gaming Authorities to receive a Pro Rata share of New Common Stock under this Plan.

         1.2. COMPUTATION OF TIME. In computing any period of time prescribed or allowed by this Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

         1.3. RULES OF INTERPRETATION. For purposes of this Plan and the Plan Supplement only; (i) any reference in this Plan or Plan Supplement to a contract, instrument, release, indenture, or other agreement or document's being in particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (ii) any reference in this Plan or Plan Supplement to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented; (iii) unless otherwise specified, all references in this Plan or Plan Supplement to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to this Plan; (iv) the words "herein," "hereof,"

                  "hereto," and "hereunder" refer to this Plan in its entirety rather than to a particular portion of this Plan; (v) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; and (vi) the rules of construction set forth in Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply unless otherwise expressly provided.

2.       TREATMENT OF UNCLASSIFIED CLAIMS

         2.1.     GENERAL The Claims against the Debtors set forth in this
                  Article 2 are not designated as Classes pursuant to Section 1123(a)(1) of the Bankruptcy Code. The holders of such Claims are not entitled to vote on this Plan. The treatment of the Claims set forth below is consistent with the requirements of
                  Section 1129(a)(9)(A) of the Bankruptcy Code.

         2.2.     TREATMENT OF ADMINISTRATIVE CLAIMS.

                  2.2.1. GENERALLY. Each Allowed Administrative Claim (including all accrued U.S. Trustee quarterly fees), other than Preserved Ordinary Course Administrative Claims and Reclamation Claims, shall be paid in full in Cash (or otherwise satisfied in accordance with its terms) upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth
                           (10th) Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (iv) such date as the holder of such Claim and Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, have agreed or shall agree.

                  2.2.2. REQUESTS FOR PAYMENT. All requests for payment of Administrative Claims (except for Professional Fees and Preserved Ordinary Course Administrative Claims) must be filed by the Administrative Claims Bar Date or the holders thereof shall be forever barred from asserting such Administrative Claims against the Debtors, Reorganized Stratosphere and Reorganized Gaming Corp. All final applications for allowance and disbursement of Professional Fees must be filed by the Professional Fee Bar Date. All such applications must be in compliance with all of the terms and provisions of any applicable order of the Bankruptcy Court, including the Confirmation Order, and all other orders governing payment of Professional Fees. Such applications may be later amended to include any fees and costs incurred after the Confirmation Date.

         2.3. PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIMS. Each Allowed Preserved Ordinary Course Administrative Claim shall be paid, performed or settled by Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, pursuant to either: (i) the terms and conditions under which such Claim arose; or (ii) in the ordinary course of Reorganized Stratosphere or Reorganized Gaming

                  Corp.'s business. Such payments shall be made by Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, without further action by the holder of such Claim.

         2.4. ALLOWED PRIORITY TAX CLAIMS. Each Allowed Priority Tax Claim, if any, will be paid in full in Cash on the Effective Date; provided, however, that Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, may elect to pay such Claims (except for taxes owing on account of gaming operations to the City of Las Vegas, County of Clark and State of Nevada) through deferred Cash payments over a period not exceeding six (6) years after the date of assessment of such Claim, of a value as of the Effective Date, equal to the Allowed amount of such Claim. In that event, such payments shall be made in equal annual installments of principal, plus interest accruing from the Effective Date at the rate on the unpaid portion of Allowed Priority Tax Claim set forth in Internal Revenue Code Sections 6621 and 6622. The first such payment shall be payable on the latest of: (i) the Effective Date; (ii) the tenth (10th) Business Day after the date on which an order allowing such Claim becomes a Final Order; and
                  (iii) such other time as is agreed upon by the holder of such Claim and Reorganized Stratosphere or Reorganized Gaming Corp., provided, however, that Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, shall have the right to prepay any such Allowed Priority Tax Claim, or any remaining balance of such Claim, in full or in part, at any time on or after the Effective Date, without premium or penalty.

         2.5. ALLOWED RECLAMATION CLAIMS. All requests for payment of Reclamation Claims must be filed by the Bar Date or the holders thereof shall be forever barred from asserting such Reclamation Claim against the Debtors, Reorganized Stratosphere, and Reorganized Gaming Corp. Each Allowed Reclamation Claim shall be paid in full in Cash upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth
                  (10th) Business Day after such Claim is Allowed during the Chapter 11 Cases, or as soon thereafter as practicable; and
                  (iv) such date as the holder of such Reclamation Claim and Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, have agreed or shall agree.


3.       DESIGNATION OF CLASSES OF CLAIMS AND EQUITY INTERESTS

         Pursuant to this Plan and in accordance with Section 1123(a)(1) of the Bankruptcy Code, all Claims of Creditors and the holders of Equity Interests and the Gaming Corp. Common Stock (except Administrative Claims, Priority Tax Claims, Reclamation Claims, and Preserved Ordinary Course Administrative Claims) are placed in the Classes described below. A Claim, Equity Interest and the Gaming Corp. Common Stock, is classified in a particular Class only to the extent that the Claim, Gaming Corp. Common Stock or Equity Interest qualifies within the description of that Class and is classified in other Classes only to the extent that any remainder of the Claim, Gaming Corp. Common Stock or Equity Interest qualifies within the description of such other Classes. A Claim is also classified in a particular Class only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date. With respect to Classes of Claims and Gaming Corp. Common Stock described as unimpaired under the

Plan, except as otherwise provided under this Plan, nothing shall affect the rights and legal and equitable defenses of the Debtors, Reorganized Stratosphere or Reorganized Gaming Corp. in respect of such Claims and Gaming Corp. Common Stock classified as unimpaired under this Plan, including but not limited to, all rights in respect of legal and equitable defenses to setoff or recoupment against such Claims and Gaming Corp. Common Stock.

3.1.     SUMMARY OF CLASSIFICATION

         Class 1:     Priority Wage Claims               Unimpaired
                                                         - no solicitation
                                                         required

         Class 2:     Priority Benefit Plan              Unimpaired
                      Contribution Claims                - no solicitation
                                                         required

         Class 3:     Priority Customer Deposit          Unimpaired
                      Claims                             - no solicitation
                                                         required

         Class 4:     Secured Tax Claims                 Unimpaired
                                                         - no solicitation
                                                         required

         Class 5:      Miscellaneous Secured Claims      Unimpaired
                                                         - no solicitation
                                                         required

         Class 6:     Original First Mortgage Note       Impaired
                      Claims                             - entitled to vote

         Class 7:     Heller Lease Claims                Impaired
                                                         - entitled to vote

         Class 8:     Capital Lease Claims               Impaired
                                                         - entitled to vote

         Class 9:     General Unsecured Claims           Impaired
                                                         - entitled to vote

         Class 10:    Reliable Steel Lien Claim          Impaired
                                                         - entitled to vote

         Class 11:    Gaming Corp. Common Stock          Unimpaired
                                                         - not entitled to vote

         Class 12:    Equity Interests and               Impaired
                      Equity Interests - Related         - deemed rejected
                      Claims


3.2.     SPECIFIC CLASSIFICATION


         3.2.1. CLASS 1 - PRIORITY WAGE CLAIMS. Class 1 consists of all Claims that are entitled to priority under Section 507(a)(3) of the Bankruptcy Code.

                  3.2.2. CLASS 2 - PRIORITY BENEFIT PLAN CONTRIBUTION CLAIMS. Class 2 consists of all Claims that are entitled to priority under Section 507(a)(4) of the Bankruptcy Code.

                  3.2.3. CLASS 3 - PRIORITY CUSTOMER DEPOSIT CLAIMS. Class 3 consists of all Claims that are entitled to priority under 507(a)(6) of the Bankruptcy Code 29

                  3.2.4. CLASS 4 - SECURED TAX CLAIMS. Class 4 consists of all Secured Tax Claims. Each holder of a Secured Tax Claim shall be considered to be in its own separate subclass within Class 4, and each such subclass shall be deemed to be a separate Class for purposes of this Plan.

                  3.2.5. CLASS 5 - MISCELLANEOUS SECURED CLAIMS. Class 5 consists of all Secured Claims, other than Secured Claims in Class 4, Class 6, Class 7, Class 8 and Class 10. Each holder of a Miscellaneous Secured Claim shall be considered to be in its own separate subclass within Class 5, and each such subclass shall be deemed to be a separate Class for purposes of this Plan.

                  3.2.6. CLASS 6 - ORIGINAL FIRST MORTGAGE NOTE CLAIMS. Class 6 consists of the Allowed Secured Claims under the Original First Mortgage Notes.

                  3.2.7. CLASS 7 - HELLER CAPITAL LEASE CLAIMS. Class 7 consists of the Heller Capital Lease Claims.

                  3.2.8. CLASS 8 - CAPITAL LEASE CLAIMS. Class 8 consists of the Capital Lease Claims.

                  3.2.9. CLASS 9 - GENERAL UNSECURED CLAIMS. Class 9 consists of all General Unsecured Claims, including the Grand Subordinated Claims and the unsecured deficiency Claim of the Indenture Trustee and holders of the Original First Mortgage Notes.

                  3.2.10. CLASS 10 - RELIABLE STEEL LIEN CLAIM. Class 10 consists of the Reliable Steel Lien Claim

                  3.2.11. CLASS 11 - GAMING CORP. COMMON STOCK. Class 11 consists of the Gaming Corp. Common Stock held by Stratosphere.

                  3.2.12. CLASS 12 - EQUITY INTERESTS AND EQUITY INTEREST RELATED CLAIMS. Class 12 consists of all Equity Interests and all Equity Interest Related Claims.


4. DESIGNATION OF AND PROVISIONS FOR TREATMENT OF CLASSES OF CLAIMS NOT IMPAIRED BY THIS PLAN

         4.1. CLASS 1 - PRIORITY WAGE CLAIMS. Each Allowed Priority Wage Claim shall be paid in full in Cash upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth (10th) Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (iv) such date as the holder of such Claim and Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, have agreed or shall agree. Class 1 is unimpaired under this Plan. Holders of Allowed Claims in Class 1 are not entitled to vote on this Plan.

         4.2. CLASS 2 - PRIORITY BENEFIT PLAN CONTRIBUTION CLAIMS. Each Allowed Priority Benefit Plan Contribution Claim, if any, shall be paid in full in Cash upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth (10th) Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (iv) such date as the holder of such Claim and Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, have agreed or shall agree. Class 2 is unimpaired under this Plan. Holders of Allowed Claims in Class 2 are not entitled to vote on this Plan.

         4.3. CLASS 3 - PRIORITY CUSTOMER DEPOSIT CLAIMS. Each Allowed Priority Customer Deposit Claim, if any, shall be paid in full in Cash, unless the holder of such Priority Customer Deposit Claim and Reorganized Stratosphere or Reorganized Gaming Corp., whichever is applicable, agree to a different treatment, upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable;
                  (iii) the tenth (10th) Business Day after such Claim is Allowed, or as soon thereafter as practicable; (iv) such date as the holder of such Claim and Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, have agreed or shall agree; and (v) a date when such Priority Customer Deposit Claim becomes due and owing. Class 3 is unimpaired under this Plan. Holders of Allowed Claims in Class 3 are not entitled to vote on this Plan.

         4.4. CLASS 4 - SECURED TAX CLAIMS Each Allowed Secured Tax Claim shall be paid in full in Cash upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (iii) the tenth (10th) Business Day after such Claim is Allowed, or as soon thereafter as practicable; (iv) the date on which such Secured Tax Claim is scheduled to be paid in the ordinary course of business under applicable law or regulation; and (v) such date as the holder of such Claims and Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, have agreed or shall agree. Class 4 is unimpaired under this Plan. Holders of Allowed Claims in Class 4 are not entitled to vote on this Plan.

         4.5. CLASS 5 - MISCELLANEOUS SECURED CLAIMS. On the Effective Date, at Reorganized Stratosphere's or Reorganized Gaming Corp.'s option, the holder of any Allowed Secured Claim in Class 5 shall receive one (1) of the following alternative treatments:

                          a) the holder of such Claim shall be treated in accordance with the terms and conditions of all Debt Instruments evidencing such Claim and the legal, equitable or contractual rights to which each holder of such Claim is entitled shall not otherwise be altered;

                          b) any default, other than a default of the kind specified in Section 365(b)(2) of the Bankruptcy Code, shall be Cured or Reinstated;

                               i) the maturity of the Claims shall be Reinstated
                          as such maturity before any default; and

                               ii) the other legal, equitable or contractual
                          rights to which the holder of the Claim is entitled shall not otherwise be altered, provided, however, that as to any Allowed Class 5 Claim which is a nonrecourse Claim and exceeds the value of the collateral securing the Claim, the collateral may be sold at a sale at which the holder of such Claim has an opportunity to bid;

                          c) on the Effective Date, or on such other date
                  thereafter as may be agreed to by Reorganized Stratosphere or Reorganized Gaming Corp., as applicable, and the holder of such Claim, the Estate shall abandon the collateral securing such Claim to the holder thereof in full satisfaction and release of such Claim; or

                          d) on the Effective Date, the holder of such Claim
                  shall receive, on account of such Claim, Cash equal to its Allowed Secured Claim, or such lesser amount to which the holder of such Claim shall agree, in full satisfaction and release of such Claim.

                  Class 5 is unimpaired under this Plan. Holders of Allowed Claims in Class 5 are not entitled to vote on this Plan.

         4.6. CLASS 11 - GAMING CORP. COMMON STOCK. On the Effective Date, Reorganized Stratosphere shall own the Gaming Corp. Common Stock and Reorganized Gaming Corp. shall continue as a wholly-owned subsidiary of Reorganized Stratosphere. Class 11 is unimpaired under this Plan. The holder of the Class 11 Gaming Corp. Common Stock is not entitled to vote on this Plan.


5. DESIGNATION OF AND PROVISIONS FOR TREATMENT OF CLASSES OF CLAIMS AND EQUITY INTERESTS IMPAIRED BY THIS PLAN

         5.1. CLASS 6 - ORIGINAL FIRST MORTGAGE NOTES The holders of Allowed Secured Claims arising out of Original First Mortgage Notes are impaired and shall receive the following treatment under this Plan.


                  5.1.1. DISTRIBUTIONS. From and after the Effective Date, each holder of Original First Mortgage Notes as of the Distribution Record Date shall receive (1) its Pro Rata distribution of two million thirty thousand (2,030,000) shares of New Common Stock upon receipt of requisite

                              Gaming Authority approvals as provided for in
                              Section 5.1.2. below in consideration for the Secured Claim portion of their Allowed Original First Mortgage Note Claim; and (2) from the Litigation LLC its Pro Rata distribution of Litigation LLC Shares.


                  5.1.2. DISBURSING AGENT. With respect to each holder of an Allowed Original First Mortgage Note Secured Claim that is not a Majority Original Holder, Reorganized Stratosphere shall distribute such holder's Pro Rata share of New Common Stock to the Indenture Trustee, as Disbursing Agent, on the Distribution Date. As soon as practicable after the Indenture Trustee receives a notice of compliance with the provisions of Section 5.1.3 below from the Litigation LLC, the Indenture Trustee shall distribute such New Common Stock to the holders of such claims in accordance with the terms of this Plan and the Original First Mortgage Indenture. With respect to Majority Original Holders of Allowed Original First Mortgage Note Secured Claims, upon approval of such holder by the Gaming authorities (which shall be evidenced by a written notice from the Gaming Authorities to the Reorganized Debtor), whereupon such holder shall become an Approved Noteholder, Reorganized Stratosphere shall immediately distribute such Approved Noteholder's Pro Rata Share of New Common Stock, including dividends, rights, or other distributions, if any, that shall have theretofore been paid in respect of the New Common Stock, to the Indenture Trustee. As soon as practicable after the Indenture Trustee receives a notice of compliance with the provisions of Section 5.1.3 below from the Litigation LLC, the Indenture Trustee shall deliver the Pro Rata share of New Common Stock to such Approved Noteholder in accordance with the terms of the Plan and the Original First Mortgage Indenture. Reorganized Stratosphere shall hold in escrow all shares of New Common Stock on account of Unapproved Noteholders until such time as the Majority Original Holder becomes an Approved Noteholder and the new Common Stock is distributed to the Indenture Trustee as set forth above; provided, however, that if the Gaming Authorities notify a Majority Original Holder that it will not be found suitable, such holder may either, at its election and to the extent allowed by gaming regulations,
                              (a) request the immediate distribution to it of its Pro Rata share of New Common Stock, for ultimate disposal in accordance with Gaming authority regulations and laws, or (b) attempt to sell, assign or otherwise dispose of sufficient Original First Mortgage Notes to eliminate the necessity of having to be found suitable by the Gaming Authorities.

                  5.1.3. SURRENDER OF SECURITIES OR DEBT INSTRUMENTS. On or before the Distribution Date, or as soon as practicable thereafter, each holder of an Debt Instrument evidencing an Allowed Secured Claim on account of Original First Mortgage Notes shall surrender such Debt Instrument to the Litigation LLC. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such instrument is received by the Litigation LLC, or the unavailability of such Debt Instrument is reasonably established to the satisfaction of the Litigation LLC Board of Managers, and, with regard to New Common Stock, Reorganized Stratosphere. In the event any holder of an Allowed Original First Mortgage Note seeks to establish the unavailability of the Debt Instrument evidencing such Claim, the Litigation LLC Board of Managers, shall, within the first Business Day thirty (30) days after receipt of the holders evidence of unavailability and statement of indemnity of the Litigation LLC Board of Managers, Reorganized Stratosphere and the Indenture Trustee (i) provide the holder, in writing, with a detailed description regarding the unacceptableness of such evidence and statement of indemnity; or (ii) deliver to the Indenture Trustee and Reorganized Stratosphere a notice of compliance and distribute to such holder its Pro-Rata Share of Litigation LLC Shares. Any such holder who fails to surrender or cause to be surrendered such Debt Instrument or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Litigation LLC Board of Managers and Reorganized Stratosphere prior to the second anniversary of the Effective Date, shall be deemed to have forfeited all rights and Claims in respect of such Debt Instrument and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to Reorganized Stratosphere notwithstanding any federal or state escheat laws to the contrary.


                  5.1.4. DISTRIBUTION RECORD DATE At the close of business on the Distribution Record Date, the transfer ledgers of the Indenture Trustee shall be closed, and there shall be no further changes in the record holders of the Original First Mortgage Notes. Reorganized Stratosphere, the Litigation LLC Board of Managers and the Indenture Trustee shall have no obligation to recognize any transfer of such Original First Mortgage Notes occurring after the Distribution Record Date. Reorganized Stratosphere, the Indenture Trustee and Litigation LLC Board of Managers shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

                  5.1.5. DELIVERY OF DISTRIBUTIONS. Distributions of New Common Stock will be made by Reorganized Stratosphere to the Indenture Trustee and distribution of Litigation LLC Shares shall be made by the Litigation LLC to holders of Original First Mortgage Notes in accordance with Sections
                              5.1.1, 5.1.2, 5.1.3 and   5.1.4 above at the
                              addresses contained in the official records of the Indenture Trustee. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Indenture Trustee and Litigation LLC are notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Undeliverable distributions shall be returned to Reorganized Stratosphere, until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the second anniversary of the Effective Date. After such date, all unclaimed property shall revert to Reorganized Stratosphere and the Claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.


                  5.1.6. FEES AND EXPENSES. All unpaid reasonable fees, costs, charges, and any other expenses incurred under the Original First Mortgage Indenture, including any reasonable fees and expenses of professionals retained by the Indenture Trustee as of the Effective Date shall be paid by the Debtors or Reorganized Stratosphere, as the case may be, to the Indenture Trustee upon approval of the Bankruptcy Court. After the Effective Date, all reasonable fees, costs, charges and expenses payable to the Indenture Trustee under the Original First Mortgage Indenture including any such items incurred by the Indenture Trustee in its capacity as Disbursing Agent under this Plan, shall be paid by Reorganized Stratosphere and Reorganized Gaming Corporation in accordance with the Original First Mortgage Indenture without further Bankruptcy Court approval.

                  5.1.7. SECTION 363(k) RIGHT TO CREDIT BID. In the event that an Alternative Transaction Proposal is presented by Debtors and is considered by the
                              Bankruptcy Court at the   Confirmation Hearing,
                              the Indenture Trustee shall have the right (if appropriate under the circumstances) pursuant to
                              Section 363(k) of the Bankruptcy Code to credit bid all or a portion of the Allowed Claim of the holders of Original First Mortgage Notes.


         5.2. CLASS 7 - HELLER CAPITAL LEASE CLAIMS. On the Effective Date Reorganized Stratosphere and Reorganized Gaming Corp. shall execute and deliver to Heller the Amended Heller Capital Lease. The Amended Heller Capital Lease shall provide for the same payment schedule as the Heller Capital Lease but shall not include the financial covenants as set forth in Section
                  13.16 of the Heller Capital Lease. In addition, Reorganized Stratosphere and Reorganized Gaming Corp. shall execute and deliver to Heller and any such other and further documentation necessary to implement the terms and conditions of the Amended Heller Capital Lease. In addition, any other terms, conditions, warranty or covenant of the Heller Capital Lease which would be deemed breached or violated by the transaction proposed in this Plan shall be deemed cured on the Effective Date. In all other respects, the legal, equitable and contractual rights of Heller shall not otherwise be altered or impaired.

         5.3. CLASS 8 - CAPITAL LEASE CLAIMS. On the Effective Date Reorganized Stratosphere and Reorganized Gaming Corp., as applicable, shall execute and deliver to First Security and the Capital Lease Bank Group the Amended Capital Lease Agreement and the Amended Participation Agreement. The Amended Participation Agreement shall provide for the same payment schedule as the Original Participation Agreement but shall not include Section 5.16 of the Original Participation Agreement. In addition, any other terms, conditions, warranty or covenant of the Original Participation Agreement or Original Capital Lease Agreement which would be deemed breached or violated by the transaction proposed by this Plan shall be deemed cured on the Effective Date. In all other respects, the legal, equitable and contractual rights of Capital Lease Bank Group shall not otherwise be altered or impaired.


         5.4. CLASS 9 - GENERAL UNSECURED CLAIMS. Each holder of an Allowed Class 9 General Unsecured Claim shall receive in full satisfaction and settlement of its Allowed General Unsecured Claim the lesser of such holder's Allowed General Unsecured Claim or such holder's Pro Rata share of $6,000,000 Cash, upon the latest of: (i) the Effective Date, or as soon thereafter as practicable; (ii) the tenth (10th) Business Day after such Claim is Allowed, or as soon thereafter as practicable; and
                  (iii) such date as the holder of such Claim and Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, have agreed or shall agree.

         5.5. CLASS 10 - RELIABLE STEEL LIEN CLAIM The holder of the Allowed Reliable Steel Lien Claim shall receive $125,000 Cash on the Effective Date in full satisfaction and settlement of its Reliable Steel Claim and the Reliable Steel Adversary Action


         5.6. CLASS 12 - EQUITY INTERESTS AND EQUITY INTERESTS RELATED CLAIMS Each holder of an Interest and each holder of an Equity Interest Related Claim shall receive nothing, and the Equity Interest shall be canceled and terminated without further act or action under any applicable agreement, law, regulation, order or rule.


6.       MEANS FOR IMPLEMENTATION OF PLAN


         6.1. NEW COMMON STOCK. On the Effective Date, Reorganized Stratosphere shall have Ten Million (10,000,000) shares of New Common Stock authorized of which two million thirty thousand (2,030,000) shares shall be issued and outstanding, all of which shares of New Common Stock shall, in accordance with this Plan, be issued to holders of Allowed Secured Original First Mortgage Notes Claims in accordance with this Plan. Any Person who receives ten percent (10%) or more of New Common Stock under this Plan shall be deemed to have entered into the New Common Stock Registration Rights Agreement with respect to the New Common Stock.


         6.2. CANCELLATION OF OLD COMMON STOCK. On the Effective Date, the Old Common Stock (whether issued our outstanding or held in the treasury of Stratosphere) shall be canceled and extinguished, and holders of the Old Common Stock shall not receive any equity or other interests in Reorganized Stratosphere or any other consideration in exchange for the cancellation and extinguishment of the Old Common Stock.

         6.3. SATISFACTION OF ORIGINAL FIRST MORTGAGE NOTES AND ORIGINAL FIRST MORTGAGE

                  SECURITY DOCUMENTS. As set forth in Section 5.1.3 above, commencing on the Effective Date, the Original First Mortgage Notes shall be delivered to the Litigation LLC and the Original First Mortgage Security Documents and Original Subsidiary Guarantee released and reconveyed by the Indenture Trustee and extinguished in part in exchange for the shares of New Common Stock to be delivered to the holders of Original First Mortgage Notes in accordance with this Plan. The Original First Mortgage Notes and the instruments evidencing Claims arising from Original First Mortgage Notes shall remain in full force and effect, provided however, that by accepting the distributions provided in Section 5.1 above (a) holders thereof shall be deemed, on the Effective Date and without further action by any party, to have transferred any and all claims and causes of action they have, whether or not any action has been commenced with respect thereto, relating to Original First Mortgage Notes or the facts and circumstances involved in their issuance and sale (including, without limitation, the Standby Equity Commitment) to the Litigation LLC and (b) holders thereof and the Litigation LLC and all successors and assigns shall be deemed, on the Effective Date, and without further action by any party, to have agreed to forebear from exercising any rights against Reorganized Stratosphere and Reorganized Gaming Corp. or their affiliates whatsoever with respect to the Original First Mortgage Notes and related documentation, except the right to receive distributions from the Litigation LLC. Upon the dissolution of the Litigation LLC, the Original First Mortgage Notes shall be delivered to Reorganized Stratosphere. Other than (i) the right to receive the two million thirty thousand (2,030,000) shares of New Common Stock on the Distribution Date; (ii) the right to participate in Class 9 distributions; and (iii) the right to receive the Litigation LLC Shares, the holders of the Original First Mortgage Notes shall not receive any equity or other interest in Reorganized Stratosphere or any other consideration in exchange for the Original First Mortgage Notes, Original First Mortgage Security Documents and Original Subsidiary Guarantee.


         6.4. NO FRACTIONAL SHARES. No fractional shares of New Common Stock shall be issued. The number of shares of New Common Stock issuable to any holder of Original First Mortgage Notes will be rounded to the nearest whole number with .50 shares being rounded up.

         6.5. INTERIM MANAGEMENT AGREEMENT On or before the Effective Date subject to requisite Gaming Authority approvals, Stratosphere may enter into the Interim Management Agreement pursuant to which the designated manager shall manage the day-to-day operations of Stratosphere until the Effective Date. In the event that the Interim Management Agreement is not effectuated, Debtors' management shall remain in place until the Effective Date.

         6.6. PHASE II. Subsequent to the Effective Date, the decision as to construction and/or completion of Phase II, the scope and design of Phase II and the means and method to finance Phase II will rest with Reorganized Stratosphere. Nothing contained in this Plan or the Confirmation Order is intended to or will dictate or restrict Reorganized Stratosphere in this regard. Approval of the Bankruptcy Court after the Effective Date concerning Phase II will not be required nor necessary.


         6.7. NEW CERTIFICATE OF INCORPORATION AND BYLAWS. As of the Effective Date, the certificates of incorporation and bylaws of the Debtors shall be amended and restated substantially in the forms of the Reorganized Stratosphere Articles, Reorganized Stratosphere By-Laws, Reorganized Gaming Corp. By-Laws, and Reorganized Gaming Corp. Articles, which provide for, among other things, the authorization of any and all acts necessary to effectuate this Plan including, without limitation, the issuance of the New Common Stock. Such restated certificates of incorporation and by-laws shall also provide to the extent required by Section 1123(a) and (b) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities. The initial members of the board of directors of Reorganized Stratosphere and Reorganized Gaming Corp., as the case may be, shall serve until such directors, or their successors are elected at a properly noticed and constituted stockholders' meetings of Reorganized Stratosphere and Reorganized Gaming Corp. After the Effective Date, Reorganized Stratosphere and Reorganized Gaming Corp. may amend and restate the Reorganized Stratosphere Articles, Reorganized Stratosphere By-Laws, Reorganized Gaming Corp. By-Laws and Reorganized Gaming Corp. Articles as permitted by applicable law.

         6.8. NO CORPORATE ACTION REQUIRED. As of the Effective Date: (i) the adoption of the Reorganized Stratosphere Articles, Reorganized Stratosphere By-Laws, Reorganized Gaming Corp. Articles, Reorganized Gaming Corp. By-Laws or similar constituent documents for Reorganized Stratosphere and Reorganized Gaming Corp.; (ii) the initial selection of directors and officers for Reorganized Stratosphere and Reorganized Gaming Corp.; (iii) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements related to or contemplated by this Plan; and (iv) the other matters provided for under or in furtherance of this Plan involving corporate action to be taken by or required of the Debtors, Reorganized Stratosphere or Reorganized Gaming Corp. shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without further order of the Bankruptcy Court or any requirement of further action by the stockholders or directors of the Debtors, Reorganized Stratosphere and Reorganized Gaming Corp. As of the Effective Date, the term of each of the officers and directors of the Debtors not continuing in office, if any, shall terminate pursuant to the Confirmation Order without any further action by the stockholders or directors of the Debtors, Reorganized Stratosphere or Reorganized Gaming Corp.


         6.9. DIRECTORS AND OFFICERS. On the Effective Date, the operation of Reorganized Stratosphere and Reorganized Gaming Corp. shall become the general responsibility of their respective boards of directors, who shall thereafter have responsibility for the management, control and operation or Reorganized Stratosphere and Reorganized Gaming Corp, in accordance with this Plan, applicable law, the Reorganized Stratosphere Articles, Reorganized Stratosphere By-Laws, Reorganized Gaming Corp. Articles, Reorganized Gaming Corp. By-Laws and the Stockholders' Agreement. The names of the initial seven members of the board of directors and the chief executive officer of Reorganized Stratosphere and the initial three members of the board of directors of Reorganized Gaming Corp. shall be disclosed by the Majority Original Holders by April 27, 1998, and if not so nominated within two days thereafter, Stratosphere will nominate the seven directors of Reorganized Stratosphere and the three directors of Reorganized Gaming Corp. All such directors and executive officers of Reorganized Stratosphere and Reorganized Gaming Corp. shall be deemed to have been elected or appointed, as the case may be, pursuant to the Confirmation Order, but shall not take office until the Effective Date. Those directors and officers not continuing in office after the Effective Date, if any, shall be deemed removed therefrom without cause as of the Effective Date pursuant to the Confirmation Order and shall be indemnified by Reorganized Stratosphere for all actions taken by such directors and officers while acting as directors and officers for the Debtors in accordance with the respective charters, by-laws or contracts of Stratosphere or Gaming Corp. or applicable state law on account of services provided by such officers and directors to the Debtors, from the Petition Date through and including the Effective Date. The existing directors of Stratosphere and Gaming Corp., should they choose to do so, will continue to serve as directors of Stratosphere and Gaming Corp. from and after the Confirmation Date until the Effective Date. During the period from the Confirmation Date until the Effective Date, but not beyond the Effective Date, all the existing directors of Stratosphere will be compensated at $10,000 per quarter and $1,000 per meeting of the Board of Directors for so long as they continue to serve as directors of Stratosphere.


         6.10. POST-EFFECTIVE DATE FINANCING. From and after the Effective Date, Reorganized Stratosphere and Reorganized Gaming Corp. shall have sole and complete discretion to raise capital for any purpose authorized by the Reorganized Stratosphere Articles in any manner provided, however, that during any Interim Approval Period such efforts shall be in accordance with the Shareholders Agreement.

         6.11. DUTIES OF INDENTURE TRUSTEE. Following the Effective Date, the Original First Mortgage Indenture shall remain in effect to the extent required under this Plan and the Litigation LLC. Except as set forth in this Plan with respect to its function as Disbursing Agent, the Indenture Trustee shall take only those actions as from time-to-time requested by the Litigation LLC Board of Managers on behalf of the Litigation LLC, in accordance with the Original First Mortgage Indenture. On the Effective Date, the indemnity obligations to the Indenture Trustee under the Original First Mortgage Indenture shall become the obligations of Reorganized Stratosphere and Reorganized Gaming Corporation, except that the Litigation LLC shall in turn indemnify and hold harmless Reorganized Stratosphere and Reorganized Gaming Corporation for all actions taken by the Indenture Trustee at the request of the Litigation LLC Board of Managers.


7.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES


         7.1. EXECUTORY CONTRACTS. All executory contracts set forth on the schedule of rejected executory contracts attached to this Plan as Exhibit "2," that exist between the Debtors and any Person shall be deemed rejected by Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, as of the Effective Date, except for any executory contract: (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date; or (ii) as to which a motion for approval of the rejection of such executory contract, if applicable, has been filed with the Bankruptcy Court prior to the Confirmation Date. Listing an Executory Contract on Exhibit "2" shall not constitute an admission by the Debtors, Reorganized Stratosphere or Reorganized Gaming Corp. that such contract is an executory contract or that the Debtors, Reorganized Stratosphere or Reorganized Gaming Corp. have any liability thereunder. Listed on Exhibit "2" are those persons who purchased vacation packages who have timely filed Proofs of Claim in the Chapter 11 cases. While the Debtors do not acknowledge that these vacation package holders are Creditors of the Debtors or have executory contracts, to the extent that the Bankruptcy Court determines that these persons have executory contracts, such executory contracts shall be deemed rejected.


         7.2. UNEXPIRED LEASES. All unexpired leases set forth on the schedule of rejected leases attached to this Plan as Exhibit "3," that exist between the Debtors and any Person shall be deemed rejected by Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, as of the Effective Date, except for any unexpired lease: (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date; or (ii) as to which a motion for approval of the rejection of such unexpired lease, if applicable, has been filed with the Bankruptcy Court prior to the Confirmation Date. Listing an Unexpired Lease on Exhibit "3" shall not constitute an admission by the Debtors, Reorganized Stratosphere or Reorganized Gaming Corp. that such contract is an executory contract or that the Debtors, Reorganized Stratosphere or Reorganized Gaming Corp. have any liability thereunder.


         7.3. APPROVAL OF ASSUMPTION OR REJECTION. Entry of the Confirmation Order as of the Effective Date shall constitute:
                  (i) the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases not listed on Exhibits "2" and "3" or otherwise rejected during the Chapter 11 Cases; and (ii) the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to this Plan or otherwise during the Chapter 11 Cases. Notwithstanding anything contained herein to the contrary, up to the Confirmation Date the Debtors shall have the right to add to or delete from Exhibits "2" and "3" any executory contract or unexpired lease.

         7.4. CURE OF DEFAULTS. Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, shall Cure any defaults respecting each executory contract or unexpired lease assumed pursuant to Section 7.3 of this Plan upon the latest of (i) the Effective Date or as soon thereafter as practicable; (ii) such dates as may be fixed by the Bankruptcy Court or agreed upon by the parties, or as soon thereafter as practicable; or
                  (iii) the tenth (10th) Business Day after the entry of a Final Order resolving any dispute regarding (a) a Cure amount; (b) the ability of Reorganized Stratosphere or Reorganized Gaming Corp. to provide "adequate assurance of future performance;" under the executory contract or unexpired lease assumed pursuant to this Plan in accordance with Section 365(b)(1) of the Bankruptcy Code; or (c) any matter pertaining to assumption or the Cure of a particular executory contract or an unexpired lease.


         7.5. POST-PETITION DATE CONTRACTS AND LEASES. Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by the Debtors shall be performed by the Debtors, Reorganized Stratosphere, or Reorganized Gaming Corp., as applicable, in the ordinary course of their business.

         7.6. BAR DATE. All proofs of Claims with respect to Claims arising from the rejection of any executory contract or unexpired lease shall be filed with the Bankruptcy Court no later than thirty (30) days after the entry of the Confirmation Order. Any Claim not filed within such time shall be forever barred.


         7.7. INDEMNIFICATION OBLIGATIONS. Any obligations of the Debtors to indemnify any officer, director or employee serving as a fiduciary of any employee benefit plan or program of the Debtors, pursuant to charter, by-laws, contract or applicable state law shall be deemed to be, and shall be treated as, an executory contract and assumed by Reorganized Stratosphere and Reorganized Gaming Corp., as the case may be, on the Effective Date. Any obligation of the Debtors to indemnify, reimburse, or limit the liability of any officer, director, employee, agent, professional, financial advisor, or underwriter of any securities issued by the Debtors prior to the Petition Date shall: (i) be rejected, canceled, and discharged pursuant to this Plan as of the Effective Date; and (ii) be subordinated pursuant to Section 510 of the Bankruptcy Code, provided however, that the board of directors of Reorganized Stratosphere is authorized to assume such obligation on or after the Effective Date.


8.       LITIGATION LLC


         8.1. PRESERVATION OF LITIGATION CLAIMS In accordance with Section 1123(b)(3) of the Bankruptcy Code, and except as otherwise expressly provided herein, all Litigation Claims shall be retained and reserved for the benefit of Reorganized Stratosphere and Reorganized Gaming Corp.

         8.2. ESTABLISHMENT OF LITIGATION LLC. On the Effective Date, Reorganized Stratosphere and Reorganized Gaming Corp. shall
                  (i) execute the Litigation LLC Members Agreement (ii) take all other steps necessary to establish the Litigation LLC; and
                  (iii) cause all Debtors-Owned Standby Equity Commitment Claims to be assigned to the Litigation LLC as successor-in-interest to Debtors. In addition, on the Effective Date the Litigation LLC shall be appointed as representative and agent of the Debtors to prosecute or compromise and/or abandon the Litigation Claims on behalf of and with the consent of Reorganized Stratosphere and Reorganized Gaming Corp. in accordance with the Litigation LLC Members Agreement. At the request of the Litigation LLC Board of Managers,

                  Reorganized Stratosphere, from time to time, shall advance sums, not to exceed a cumulative total of Five Millions Dollars ($5,000,000), to the Litigation LLC for payment of reasonable expenses of the Litigation LLC as and when incurred, provided, however, that the compliance of Reorganized Stratosphere with the request of the Litigation LLC for payments shall be subject to the approval of the board of directors of Reorganized Stratosphere taking in consideration cash requirements under this Plan and of Reorganized Stratosphere and Reorganized Gaming Corp.


         8.3. DISTRIBUTION OF LITIGATION LLC FUNDS. All funds received by the Litigation LLC shall be applied and distributed in accordance with the Litigation LLC Members Agreement.

9.       EFFECTIVE DATE TRANSACTIONS

         Effective Date transactions, in addition to other matters as set forth in this Plan, include the following: (a) a notice of effectiveness of this Plan to be filed with the Bankruptcy Court and served; and (b) dismissal of the Reliable Steel Adversary Action.


10.      CONDITIONS PRECEDENT



         10.1. CONDITIONS TO CONFIRMATION. The following are conditions precedent to confirmation of this Plan:

                         a) The Bankruptcy Court shall have entered a Final
                  Order approving the Disclosure Statement with respect to this Plan; and

                         b) The Confirmation Order shall have been entered and
                  be in form and substance reasonably acceptable to the Debtors and each of the Majority Original Holders. In the event that Debtors and any or all of the Majority Original Holders are unable to reach an agreement with regard to the form and substance of the Confirmation Order, the Bankruptcy Court shall resolve all such disputes between the parties.

                                   i) The provisions of the Confirmation Order
                         are nonseverable and mutually dependent;

                                   ii) All executory contracts or unexpired
                         leases assumed by Reorganized Stratosphere and Reorganized Gaming Corp. during the Chapter 11 Cases or under this Plan shall remain in full force and effect for the benefit of Reorganized Stratosphere and Reorganized Gaming Corp. notwithstanding any provision in such contract or lease (including those described in Sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease;

                                   iii) Except as expressly provided in this
                         Plan, the Debtors are
                         discharged effective upon the Effective Date from all Claims and any "debt" (as that term is defined in Section 101(12) of the Bankruptcy Code) that arose on or before the Effective Date, and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of the Debtors that has either been assumed or rejected in the Chapter 11 Cases or pursuant to this Plan, or obligation of the Debtors incurred before the Effective Date, or from any conduct of the Debtors prior to the Effective Date, or that otherwise arose before the Effective Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date; and

                                   iv) This Plan does not provide for the
                         liquidation of all or substantially all of the property of the Debtors and its confirmation is not likely to be followed by the liquidation of Reorganized Stratosphere or Stratosphere Gaming Corp. or the need for further financial reorganization;


         10.2. CONDITIONS TO EFFECTIVENESS. The following are conditions precedent to the occurrence of the Effective Date:

                         a) The Confirmation Date shall have occurred;

                         b) The Confirmation Order shall be a Final Order,
                  except that Debtors reserve the right to cause the Effective Date to occur notwithstanding the pendency of an appeal of the Confirmation Order, under circumstances that would moot such appeal;

                         c) No request for revocation of the Confirmation Order
                  under Section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending;

                         d) The Bankruptcy Court in the Confirmation Order shall
                  have approved the retention of jurisdiction provisions in
                  Article 12 of this Plan;

                         e) All documents necessary to implement the
                  transactions contemplated by this Plan shall be in form and substance reasonably acceptable to the Debtors and each of the Majority Original Holders;

                         f) Sufficient Effective Date Cash exists to make
                  required distributions to holders of Allowed Claims required on the Distribution Date; and

                         g) The Debtors shall have received any and all required
                  approvals by the Gaming Authorities to consummate this Plan.


         10.3. WAIVER OF CONDITIONS The conditions to Confirmation and the Effective Date, other than the conditions set forth above in
                  Section 10.2(g) may be waived in whole
                  or in part by the unanimous consent of each of the Debtors and each of the Majority Original Holders at any time (which consent shall not be unreasonably withheld), without notice, an order of the Bankruptcy Court or any further action other than proceeding to Confirmation and consummation of the Plan. In the event that Debtors and any or all of the Majority Original Holders are unable to reach an agreement with regard to Sections 10.1(b), 10.2(d), 10.2(e), or 10.2(f) above, the
                  Bankruptcy Court shall resolve all such disputes between the parties.

11.      TITLE TO PROPERTY; DISCHARGE; INJUNCTION

         11.1. REVESTING OF ASSETS. Subject to the provisions of this Plan, the property of the Estate shall revest in Reorganized Stratosphere and Reorganized Gaming Corp. on the Effective Date. As of the Effective Date, all such property of the Debtors shall be free and clear of all Liens, Claims and Equity Interests of holders thereof, except as otherwise provided herein. From and after the Effective Date, Reorganized Stratosphere and Reorganized Gaming Corp. may operate their business, and may use, acquire and dispose of their property free of any restrictions of the Bankruptcy Code, including the employment of and payment to professionals, except as otherwise provided in this Plan or the Confirmation Order.


         11.2. DISCHARGE. Except as provided in this Plan or the Confirmation Order, the rights afforded under this Plan and the treatment of Claims and Equity Interests under this Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Equity Interests, including any interest accrued on Claims from the Petition Date. Except as provided in this Plan or the Confirmation Order, upon the Effective Date, Confirmation shall: (a) discharge the Debtors, Reorganized Stratosphere, and Reorganized Gaming Corp. from all Claims or other debts that arose before the Confirmation Date including all claims arising under and related to the Original First Mortgage Notes and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (i) a proof of Claim based on such debt is filed or deemed filed pursuant to Section 501 of the Bankruptcy Code; (ii) a Claim based on such debt is allowed pursuant to Section 502 of the Bankruptcy Code; or (iii) the holder of a Claim based on such debt has accepted this Plan; and (b) terminate all Equity Interests and other rights of holders of Equity Interests in the Debtors.

         11.3. INJUNCTION. Except as provided in this Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest or other right of an Equity Interest holder that is terminated pursuant to the terms of this Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Equity Interests or rights: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, Reorganized Stratosphere, Reorganized Gaming Corp. or their respective property; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, Reorganized Stratosphere Reorganized Gaming Corp. or their respective property; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, Reorganized Stratosphere, Reorganized Gaming Corp. or their respective property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors, Reorganized Stratosphere, Reorganized Gaming Corp. or their respective property; and (v) commencing or continuing any action, in any manner or any place, that does not comply with or is inconsistent with the provisions of this Plan or the Bankruptcy Code. By accepting distributions pursuant to this Plan, each holder of an Allowed Claim receiving distributions pursuant to this Plan will be deemed to have specifically consented to the injunction set forth in this section.


         11.4. EXCULPATION. Neither Debtors, Reorganized Stratosphere, Reorganized Gaming Corp., Majority Original Holders nor any Statutory Committee, nor any of their respective present or former members, directors, officers, employees, advisors, attorneys or agents, shall have or incur any liability to any holder of a Claim or Equity Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan or in the context of the Chapter 11 Cases. No holder of a Claim or Equity Interest, or any other party in interest, including their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, shall have any right of action against Debtors, Reorganized Stratosphere, Reorganized Gaming Corp., Majority Original Holders, Statutory Committee or any of their respective present or former members, officers, directors, employees, advisors, attorneys or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan or the administration of this Plan, except for their willful misconduct.

12.      RETENTION OF JURISDICTION


         12.1. JURISDICTION. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible, including jurisdiction to:

                         a) Allow, disallow, determine, liquidate, classify,
                  estimate or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims and all issues regarding United States Trustee quarterly fees;

                         b) Grant or deny any applications for allowance of
                  compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan for periods ending on or before the Effective Date;

                         c) Resolve any matters related to the assumption,
                  assignment or rejection of any executory contract or unexpired lease to which the Debtors are a party and to hear, determine and, if necessary, liquidate, any Claims arising therefrom or cure amounts related thereto;

                         d) Ensure that distributions to holders of Allowed
                  Claims are accomplished pursuant to the provisions of this Plan;

                         e) Decide or resolve any motions, adversary
                  proceedings, Litigation Claims, contested or litigated matters and any other matters and grant or deny any applications or motions involving the Debtors that may be pending on the Effective Date;

                         f) Enter such orders as may be necessary or appropriate
                  to implement or consummate the provisions of this Plan and all contracts, instruments, releases and other agreements or documents created in connection with this Plan or the Disclosure Statement or the Confirmation Order, except as otherwise provided herein;

                         g) Resolve any cases, controversies, suits or disputes
                  that may arise in connection with the consummation, interpretation or enforcement of this Plan or the Confirmation Order or any Person's obligations incurred in connection with this Plan or the Confirmation Order;

                         h) Modify this Plan before or after the Effective Date
                  pursuant to Section 1127 of the Bankruptcy Code or modify the Disclosure Statement or any contract, instrument, release or other agreement or document created in connection with this Plan or the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement or the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan or the Disclosure Statement of the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan, to the extent authorized by the Bankruptcy Code;

                         i) Issue injunctions, enter and implement other orders
                  or take such other actions as may be necessary or appropriate to restrain interference by any person with consummation, implementation or enforcement of this Plan or Confirmation Order, except as otherwise provided herein;

                         j) Enter and implement such orders as are necessary or
                  appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

                         k) Determine any other matters that may arise in
                  connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan or the Disclosure Statement or Confirmation Order, except as otherwise provided herein;

                         l) Enter an order closing the Chapter 11 Cases; and

                         m) Initiate and prosecute Avoidance Actions and
                  Litigation Claims and continue to prosecute pending Avoidance Actions, Litigation Claims and any other claim or cause of action of Debtors, including, but not limited to, those against Stupak and any of his Affiliates and Grand and any of its Affiliates.

13.      MODIFICATION AND AMENDMENT OF PLAN; ALTERNATIVE TRANSACTIONS

         13.1. MODIFICATION AND AMENDMENT. Prior to Confirmation, Stratosphere and Gaming Corp. may alter, amend, or modify this Plan or any Exhibits thereto under Section 1127(a) of the Bankruptcy Code at any time. After the Confirmation Date and prior to substantial consummation of this Plan as defined in
                  Section 1101(2) of the Bankruptcy Code, Stratosphere and Gaming Corp. may, under Section 1127(b), (c) and (d) of the Bankruptcy Code, alter, amend or modify this Plan or institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in this Plan, the Disclosure Statement or the Confirmation Order, to make appropriate adjustments and modifications to this Plan, the Confirmation Order or the Plan Supplement exhibits as a result of comments or actions of the SEC or Gaming Authorities, and such matters as may be necessary to carry out the purposes and effects of this Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims under this Plan.


         13.2. ALTERNATIVE TRANSACTIONS. During the period commencing upon the filing of this Plan with the Bankruptcy Court and up until the commencement of the Confirmation Hearing, Stratosphere and Gaming Corp., will, upon the execution of appropriate confidentiality agreements, respond to inquiries from, engage in discussions with and provide information to any Person interested in the final restructuring of the Debtors in lieu of the transaction contained in this Plan. At the Confirmation Hearing, Debtors shall disclose to the Bankruptcy Court information concerning all Alternative Transactions Proposals received. In the event that prior to the Confirmation Hearing an Alternative Transaction Proposal is received, Stratosphere shall notify the Majority Original Holders of such Alternative Transaction Proposal, whether written or oral, which notice shall identify the parties to such Alternative Transaction Proposal and set forth in reasonable detail the terms and conditions of such Alternative Transaction Proposal and Debtors reserve the right to submit such Alternative Transaction Proposal to the Bankruptcy Court for determination as to such Alternative Transaction Proposal containing economic terms and conditions more favorable to the Debtors and Creditors than the transaction proposed by this Plan. Debtors reserve the right to alter, amend or modify this Plan as provided for above in Section 13.1 prior to Confirmation or during the Confirmation Hearing to reflect such Alternative Transaction Proposal, it being understood and agreed that in such event, each holder of a Claim who has accepted or rejected this Plan shall have an opportunity within a time period to be fixed by the Bankruptcy Court, to change such holder's previous acceptance or rejection.


14.      MISCELLANEOUS

         14.1. FILING OF OBJECTIONS TO CLAIMS. After the Effective Date, objections to Claims shall be made and objections to Claims made previous thereto shall be pursued by Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, or any other party properly entitled to do so after notice to Reorganized Stratosphere , Reorganized Gaming Corp. and approval by the Bankruptcy Court. Any objections made after the Effective Date shall be filed and served not later than ninety (90) days after the Effective Date; provided, however, that such period may be extended by order of the Bankruptcy Court for good cause shown.


         14.2.    RESOLUTION OF OBJECTIONS AFTER EFFECTIVE DATE; DISTRIBUTIONS


                  14.2.1 RESOLUTION OF OBJECTIONS. From and after the Effective Date, Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, may litigate to judgment, propose settlements of, or withdraw objections to, all pending or filed Disputed Claims, and Reorganized Stratosphere or Reorganized Gaming Corp., as applicable, may settle or compromise any Disputed Claim without Notice and a Hearing and without approval of the Bankruptcy Court.


                  14.2.2 DISTRIBUTIONS. In order to facilitate distribution of Pro Rata shares to holders of Allowed Claims, and if and to the extent there are Disputed Claims in any Class, the Disbursing Agent shall set aside in a separate designated reserve account the payments or distributions applicable to such Disputed Claims as if such Disputed Claims were Allowed Claims, pending the allowance or disallowance of such Disputed Claims. All amounts applicable to Disputed Claim in Class 9 shall be segregated in a separate interest bearing account from which shall be deducted the reasonable costs, expenses, and fees incurred by the a) Disbursing Agent in administering distributions and b) Reorganized Stratosphere and Reorganized Gaming Corp. in objecting to, litigating and settling on Disputed Claims in Class 9. In the event that either Reorganized Stratosphere or Reorganized Gaming Corp. wish to deposit or hold a lesser amount than required herein and is unable to reach an agreement with the holder of the Disputed Claim or the Disbursing Agent, as the case may be, on the amount to be deposited or held, the Bankruptcy Court shall fix the amount after notice and hearing. Upon Final Order with respect to a Disputed Claim, the holder of such Disputed Claim, to the extent it has been determined to be an Allowed Claim, shall receive from the Disbursing Agent that payment or distribution to which it would have been entitled if the portion of the Claim so allowed had been allowed as of the Effective Date. Such payment or distribution shall be made as soon as practical after the order allowing the Claim has become a Final Order. The balance of the amount held by the Disbursing Agent after such payment applicable to a previously Disputed Claim that has been disallowed in whole and in part, shall be returned to Reorganized Debtors, except with regard to a previously Disputed Claim in Class 9, in which event, the balance shall be distributed Pro Rata amongst the holders of Allowed Claims in Class 9 or continue to be held by Disbursing Agent with regard to Disputed Claims not yet resolved.


         14.3. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; TIMING. Each of the officers of the Debtors, Reorganized Stratosphere, and Reorganized Gaming Corp. is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan and any securities issued pursuant to this Plan. All transactions that are required to occur on the Effective Date under the terms of this Plan shall be deemed to have occurred simultaneously. The Debtors, Reorganized Stratosphere and Reorganized Gaming Corp. are authorized and directed to do such acts and execute such documents as are necessary to implement this Plan.

         14.4. EXEMPTION FROM TRANSFER TAXES. Pursuant to Section 1146(c) of the Bankruptcy Code, (i) the issuance, distribution, transfer or exchange of the New Common Stock or other Estate property;
                  (ii) the creation, modification, consolidation or recording of any deed of trust or other security interest, the securing of additional indebtedness by such means or by other means in furtherance of, or connection with this Plan or the Confirmation Order; (iii) the making, assignment, modification or recording of any lease or sublease;. or (iv) the making, delivery or recording of a deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, Confirmation Order or any transaction contemplated above, or any transactions arising out of, contemplated by or in any way related to the foregoing shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act or real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment and the appropriate state of local government officials or agents shall be, and hereby are, directed to forego the collection of any such tax or assessment and to accept for filing or recordation any of the foregoing instruments or other documents without the payment of any such tax or assessment.

         14.5. REVOCATION OR WITHDRAWAL OF THIS PLAN. The Debtors reserve the right to revoke or withdraw this Plan as to one of both Debtors at any time prior to the Confirmation Date. If this Plan is withdrawn or revoked, then this Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person nor shall the withdrawal or revocation of this Plan prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors. In the event this Plan is withdrawn or revoked, nothing set forth herein shall be deemed an admission of any sort and this Plan and any transaction contemplated thereby shall not be admitted into evidence in any proceeding.

         14.6. BINDING EFFECT. This Plan shall be binding upon, and shall inure to the benefit of, the Debtors, and the holders of all Claims and Equity Interests and their respective successors and assigns.

         14.7. GOVERNING LAW. Except to the extent that the Bankruptcy Code or other federal law is applicable or as provided in any document contained in the Plan Supplement, any contract, instrument, release or other agreement entered into in connection with this Plan or in any document which remains unaltered by this Plan, the rights, duties and obligations of the Debtors and any other Person arising under this Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada without giving effect to Nevada's choice of law provisions.

         14.8. INTERCOMPANY CLAIMS. Except with respect to the Original Subsidiary Guarantee, any intercompany Claims between or against Stratosphere and Gaming Corp., as the case may be, shall remain unaltered by this Plan, and such intercompany Claims shall be paid or otherwise satisfied in the ordinary course of business.

         14.9. MODIFICATION OF PAYMENT TERMS. Reorganized Stratosphere and Reorganized Gaming Corp. reserve the right to modify the treatment of any Allowed Claim or Allowed Equity Interest in any manner adverse only to the holder of such Claim or Equity Interest at any time after the Effective Date upon the prior written consent of the holder whose Allowed Claim or Allowed Equity Interest treatment is being adversely affected.

         14.10. PROVIDING FOR CLAIMS PAYMENTS. Distributions to holders of Allowed Claims in Classes 1, 2, 3 and 9 shall be made by the Disbursing Agent: (i) at the addresses set forth on the proofs of Claim filed by such holders (or at the last known addresses of such holders if no proof of Claim is filed or if the Debtor has been notified of a change of address); (ii) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of Claim; or (iii) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to Reorganized Stratosphere until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the second anniversary of the Effective Date. After such date, all unclaimed property shall revert to Reorganized Stratosphere or Reorganized Gaming Corp., as the case may be, and the Claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary. Nothing contained in this Plan shall require the Debtors, Reorganized Stratosphere, Reorganized Gaming Corp. or the Disbursing Agent to attempt to locate any holder of an Allowed Claim.

         14.11. SET OFFS. The Debtors, Reorganized Stratosphere, and Reorganized Gaming Corp. may, but shall not be required to, set off or recoup against any Claim or Equity Interest and the payments or other distributions to be made pursuant to this Plan in respect of such Claim (before any distribution is made on account of such Claim), claims of any nature whatsoever that the applicable Debtor, Reorganized

                  Stratosphere and Reorganized Gaming Corp. may have against the holder of such Claim or Equity Interest to the extent such Claims or Equity Interest may be set off or recouped under applicable law, but neither the failure to do so nor the allowance of any Claim or Equity Interest hereunder shall constitute a waiver or release by the Debtors, Reorganized Stratosphere or Reorganized Gaming Corp., of any such claim that it may have against such holder.


         14.12. NOTICES. Any notice required or permitted to be provided under this Plan shall be in writing and served by either: (a) certified mail, return receipt requested, postage prepaid; (b) hand delivery or (c) reputable overnight courier service, freight prepaid, to be addressed as follows:

                  If to the Debtors:        STRATOSPHERE CORPORATION
                                            Las Vegas Boulevard South
                                            Las Vegas, Nevada  89104
                                            Attn:    Andrew S. Blumen,
                                            Executive Vice President and
                                            General Counsel
                                            Tel: (702) 383-5298
                                            Fax: (702) 383-4733

                  With a copy to:           GORDON & SILVER, LTD.
                                            Howard Hughes Parkway, 14th Floor
                                            Las Vegas, Nevada  89109
                                            Attn:    Gerald M. Gordon, Esq.
                                            Thomas H. Fell, Esq.
                                            Tel:  (702) 796-5555
                                            Fax: (702) 369-2666

                  If to Majority Original   HIGH RIVER LIMITED PARTNERSHIP
                  Holders:                  AMERICAN REAL ESTATE PARTNERS, L.P.
                                            C/O ICAHN ASSOCIATES GROUP
                                            767 Fifth Avenue
                                            New York, NY  10153
                                            Attn:  Carl Icahn
                                            Tel:   (212)  702-4314
                                            Fax: (212)  750-5815

                                            SKY HIGH L.L.C.
                                            1560 Sherman Ave., #900
                                            Evanston, IL  60201
                                            Attn:  Bradford T. Whitmore
                                            Tel:  (847) 733-0232
                                            Fax:  (847) 733-0339

               With a copy to:              BERLACK, ISRAELS & LIBERMAN, LLP
                                            120 W. 45th Street
                                            New York, NY  10036
                                            Attn:  Robert J. Stark, Esq.
                                            Tel:  (212)  704-0100
                                            Fax:  (212)  704-0196
                                                     and
                                            JONES, DAY, REAVIS & POGUE
                                            77 West Wacker, 35th Floor
                                            Chicago, ILL  60601
                                            Attn:  Timothy A. Pohl, Esq.
                                            Tel:   (312) 782-3939
                                            Fax:  (312)  782-8585

               If to the Indenture Trustee: IBJ SCHRODER BANK AND TRUST
                                            COMPANY
                                            One State Street
                                            New York, New York 10004
                                            Attn:    Max Volmar
                                            Telephone: (212) 858-2428
                                            Fax: (212) 858-2156

               With a copy to:              BRYAN CAVE LLP
                                            Suite 3600
                                            211 N. Broadway
                                            St. Louis, Missouri 63102-2750
                                            Attn:    Gregory D. Willard, Esq.
                                            Telephone: (314) 259-2000
                                            Fax (314) 259-2020



         14.13. STATUTORY COMMITTEE. Any Statutory Committee appointed in the Chapter 11 Cases shall terminate on the Effective Date and shall thereafter have no further responsibilities in respect of the Chapter 11 Cases, except with respect to preparation of filing of applications for compensation and reimbursement of expenses.

         14.14. SEVERABILITY. If any provision of this Plan is found by the Bankruptcy Court to be invalid, illegal or unenforceable or that this Plan is not confirmable pursuant to Section 1129 of the Bankruptcy Code, the Bankruptcy Court, at the request of the Debtors or the holders of the Original First Mortgage Notes, shall have the power to alter and interpret such term to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation , the remainder of the terms and provisions of this Plan shall remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregone, is valid and enforceable pursuant to its terms.


         14.15. WITHHOLDING AND REPORTING REQUIREMENTS. In connection with this Plan and all instruments and securities issued in connection therewith and distributions thereon, Reorganized Stratosphere, Reorganized Gaming Corp., the Disbursing Agent and the Indenture Trustee, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. Reorganized Stratosphere, Reorganized Gaming Corp., the Disbursing Agent or the Indenture Trustee, as the case may be, shall be authorized to take any and all action that may be necessary to comply with such withholding and recording requirements. Notwithstanding any other provision of this Plan, each holder of an Allowed Claim that has received a distribution of New Common Stock or Cash pursuant to this Plan, shall have sole and exclusive responsibility for the satisfaction or payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligation on account of such distribution.

         14.16. POST CONFIRMATION REPORTING. Until the entry of the final decree closing the Chapter 11 Cases, Reorganized Stratosphere and Reorganized Gaming Corp. shall file with the clerk of the Bankruptcy Court, not later than four (4) months after the entry of the Confirmation Order and every six (6) months thereafter, a report of the action taken by Reorganized Stratosphere and Reorganized Gaming Corp. and the progress made toward consummation of the confirmed Plan.

         14.17. CRAMDOWN. In the event that any impaired Class is determined to have rejected this Plan in accordance with Section 1126 of the Bankruptcy Code, the Debtors will invoke the provisions of
                  Section 1129(b) of the Bankruptcy Code to satisfy the requirements for confirmation of this Plan. The Debtors reserve the right to modify this Plan to the extent, if any, that Confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification.

         14.18. QUARTERLY FEES TO THE UNITED STATES TRUSTEE. Reorganized Stratosphere and Reorganized Gaming Corp. shall pay all quarterly fees payable to the Office of the United States Trustee for the Debtors after Confirmation, consistent with applicable provisions of the Bankruptcy Code, Bankruptcy Rules and 28 USC ss. 1930(a)(6).

             DATED:   February  _____, 1998

                                           Respectfully submitted,

                                           STRATOSPHERE CORPORATION,
                                           a Delaware corporation

                                           By: ____________________________
                                                    Andrew S. Blumen
                                                    Executive Vice President

                                           STRATOSPHERE GAMING CORP.,
                                           a Nevada corporation

                                           By:__________________________________
                                                    Andrew S. Blumen
                                                    Executive Vice President


                                           GORDON & SILVER, LTD.

                                           By: _________________________________
                                                    Gerald M. Gordon,
                                                    Attorney for the Debtors-In-
                                                    Possession

                                    EXHIBIT 1
                                       TO
                      SECOND AMENDED PLAN OF REORGANIZATION

                  CERTAIN PRESERVED POTENTIAL CAUSES OF ACTION

                  All defined terms used herein shall have the meanings set forth in the Plan. The following is a non-exhaustive list of potential parties against whom Debtors, Reorganized Stratosphere and/or Reorganized Gaming Corp. may hold a claim or cause of action. Debtors, Reorganized Stratosphere and Reorganized Gaming Corp. reserve their right to modify this list to amend or add parties or causes of action, but disclaim any obligation to do so. In addition to the possible causes of action and claims listed below, Debtors, Reorganized Stratosphere and Reorganized Gaming Corp. have or may have, in the ordinary course of their business, numerous causes of action and Claims or rights against contractors, subcontractors, suppliers and others with whom they deal in the ordinary course of their business (the "Ordinary Course Claims"). Debtors, Reorganized Stratosphere and Reorganized Gaming Corp. reserve their right to enforce, sue on, settle or compromise (or decline to do any of the foregoing) the Ordinary Course Claims, as well as the claims and causes of action listed below and all other clams and causes of action. Debtors. Reorganized Stratosphere and Reorganized Gaming Corp. also have, or may have, and are retaining, various claims or causes of action arising under or pursuant to its insurance policies, and all rights arising under, relating to, or in connection with such policies are expressly reserved and retained.

   1.  Robert E. Stupak                           Indemnification; Derivative;
                                                  ContractuaL; Preference;
                                                  Turnover

   2.  Bob Stupak Enterprises, Inc.               Indemnification; Derivative;
                                                  Contractual Preference

   3.  Las Vegas Vacation Club, Inc.              Indemnification; Contractual

   4.  Grand Casinos, Inc.                        Derivative; Preference;
                                                  Contractual

   5.  Taylor International Corporation           Negligence; Contractual
       (and any and all subcontractors)

   6.  Any and all construction consultants,      Negligence; Contractual
       engineering, designers and architects
       with respect to the Stratosphere Tower
       Hotel and Casino in Las Vegas, Nevada

   7.  Any underwriters employed by               Negligence; Contractual
       Stratosphere prior to Petition Date

   8.  Perini Construction                        Negligence; Contractual

                                    EXHIBIT 2
                                       TO
                      SECOND AMENDED PLAN OF REORGANIZATION

                          REJECTED EXECUTORY CONTRACTS


         All Vacation Package Contracts of Robert E. Stupak, Bob Stupak Enterprises, Inc. and Las Vegas Vacation Club, Inc. with individuals who have filed Claims in these proceedings. The listing of all such contracts as rejected executory contracts herein is not intended to be an admission that any such contracts represent Claims in these proceedings. All such contracts are disputed.

                                    EXHIBIT 3
                                       TO
                      SECOND AMENDED PLAN OF REORGANIZATION

                                 REJECTED LEASES

                                      NONE